Exhibit 10.9

     The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                          PURCHASE AND SUPPLY AGREEMENT


     This Purchase and Supply Agreement (the "Agreement") is entered into and is effective as of September 17, 1996 (the "Effective Date") by and between Samsung Electronics Co., Ltd., a company organized under the laws of the Republic of Korea, with offices at 1501 LBJ Freeway, Suite 410, Dallas, Texas 75234, (the "Vendor") and Sprint Spectrum L.P., a Delaware limited partnership, with offices at 4717 Grand Avenue, Kansas City, Missouri 64112 (the "Owner").

                                    RECITALS:

     WHEREAS, the Vendor has certain rights to use certain proprietary Code Division Multiple Access ("CDMA") technology;

     WHEREAS, the Federal Communications Commission ("FCC") has defined six spectral bands near 1.9 Ghz for use in Personal Communications Services ("PCS") for auction to bidders;

     WHEREAS, the FCC granted to the Owner or certain of its Affiliates PCS licenses to build and operate PCS systems in specified geographic areas in the United States;

     WHEREAS, the Owner desires to purchase certain CDMA subscriber equipment from the Vendor and the Vendor desires to sell such equipment to the Owner in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Owner and the Vendor hereby agree as follows:

Section 1.        Headings and Definitions

     All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any section or clause of this Agreement. References to "third party" or "third parties" will not mean either Party. The meanings given to terms defined in this Agreement are equally applicable to both the singular and the plural forms of such terms. Terms used and/or defined in the Exhibits, appendices or Schedules attached hereto that are not otherwise defined in this Agreement, will have the meanings set forth in those Exhibits, appendices or Schedules for the purposes of those Exhibits, appendices or Schedules only. For the purposes of this Agreement, the following definitions apply:

     "AAA" means the American Arbitration Association.

     "Accessories" mean those accessories for the Subscriber Units and made generally available to Customers and will include, without limitation, a car kit, cigarette lighter adapter, desk charger, travel charger, leather case, hand strap and extra batteries (all in accordance with and pursuant to the Specifications) and such other items as are specified in the Specifications or agreed upon by the Parties from time to time. Individually, an "Accessory".

     "Additional Affiliate" has the meaning ascribed thereto in subsection 12.2.

     "Additional Affiliate Agreement" has the meaning ascribed thereto in subsection 12.3.

     "Additional Affiliate Arrangement" means a formal arrangement between the Owner and a Person to be designated an Additional Affiliate under the terms of this Agreement, which arrangement will include, but not be limited to, agreements on marketing, backhaul, common billing, resale agreements and/or revenue sharing.

     "Affected Products" has the meaning ascribed thereto in subsection 3.6(b).

     "Affiliates" means the collective reference to the Initial Affiliates and the Additional Affiliates.

     "Agents" means the Owner's agents with resale capability in the Territory.

     "Agreement" means this written contract together with all appendices, exhibits and schedules attached hereto, as this Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 11.13 of this Agreement.

     "Annual Minimum Commitment" has the meaning ascribed thereto in subsection 3.2(b).

     "Annual  Supply  Period" has the  meaning  ascribed  thereto in  subsection
3.2(b).

     "Applicable Laws" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, all laws (including, but not limited to, any Environmental Laws), treaties, ordinances, judgments, orders and stipulations of any court or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or (ii) having jurisdiction over all or any part of the Products or otherwise in connection with the Vendor's obligations under this Agreement.

     "Assignment Date" has the meaning ascribed thereto in subsection 11.1.

     "Assignment Notice" has the meaning ascribed thereto in subsection 11.1.

     "Business Day" means any day of the year other than a Saturday or Sunday or a United States national public holiday.

     "Catastrophic Defect" has the meaning ascribed thereto in subsection 3.10.

     "Catastrophic Defect Cure Period" has the meaning ascribed thereto in subsection 3.10(a).

     "Change Order" has the meaning ascribed thereto in subsection 3.23.

     "Commencement" has the meaning ascribed thereto in subsection 4.2(d).

     "Commencement Date" has the meaning ascribed thereto in subsection 3.2(a).

     "Consumer Warranty" has the meaning ascribed thereto in subsection 3.8.

     "Contract Vendors" means the counterparties to Procurement and Services Contracts.

     "Customer" means any CDMA customer of the Vendor offering Products for sale within the Territory (including any CDMA customer outside of the Territory who intends to use or resell Products within the Territory) or any CDMA customer of any of the Vendor's affiliates or subsidiaries offering Products for sale within the Territory.

     "Custom Material" has the meaning ascribed thereto in subsection 7.9.

     "Defects and Deficiencies," "Defects or Deficiencies" or "Defective" means when used with respect to any Products, such items that are not (i) new (unless otherwise as specifically set forth in this Agreement) and of good quality and free from improper or inferior workmanship and defects or (ii) otherwise in conformance with the Specifications.

     "Delay Grace Period" has the meaning ascribed thereto in subsection 4.2.

     "Delay Period" has the meaning ascribed thereto in subsection 4.2(d).

     "Delayed Products" has the meaning ascribed thereto in subsection 4.2(d).

     "Delivery Order" means a written order by the Owner to have Products delivered to the FOB Point pursuant to and in accordance with the terms of this Agreement, each of which will be deemed to incorporate all terms, conditions and provisions of this Agreement unless the Parties expressly agree otherwise.

     "Disputed Amount" has the meaning ascribed thereto in subsection 10.5.

     "End Date" has the meaning ascribed thereto in Section 2.

     "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, requirements of any Governmental Entity, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment.

     "Excess Delivery Order" has the meaning ascribed thereto in subsection 5.2.

     "Exchange Act" has the meaning ascribed thereto in subsection 11.18.

     "FCC Rules and Regulations" has the meaning ascribed thereto in subsection 3.20.

     "Financing Interim Period" has the meaning ascribed thereto in subsection 10.10.

     "First Annual Minimum Commitment" has the meaning ascribed thereto in subsection 3.2(b).

     "First System" has the meaning ascribed thereto in subsection 4.2(d).

     "FOB Point" means the headquarters of Samsung America in Dallas, Texas or as otherwise mutually agreed between the Parties from time to time.

     "Forecast" has the meaning ascribed thereto in subsection 5.1.

     "Forecast Period" has the meaning ascribed thereto in subsection 5.1.

     "Governmental Entity" means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government within the Territory.

     "Independent Auditor" means any of the Persons set forth on Schedule 1 or any Person otherwise mutually agreeable to the Parties other than the then acting Independent Public Accountant.

     "Independent Public Accountant" has the meaning ascribed thereto in subsection 3.3(b).

     "Infrastructure Equipment" means any radio subsystem or any combination of radio subsystems that handle the Owner's PCS radio traffic in a cell or cells within any given Owner PCS System and all other telecommunications equipment which is necessary to the functioning of any such radio subsystem(s) (i) with any other radio subsystem or (ii) otherwise within the Nationwide Network or any part thereof.

     "Initial Affiliates" means the collective reference to each of the Persons set forth on Schedule 2.

     "Initial   Affiliate   Agreement"  has  the  meaning  ascribed  thereto  in
subsection 12.1.

     "Initial Fulfillment Units" has the meaning ascribed thereto in subsection 4.2(a).

     "Initial Term" has the meaning ascribed thereto in Section 2.

     "Intellectual   Property  Rights"  has  the  meaning  ascribed  thereto  in subsection 7.1.

     "Late Amount" has the meaning ascribed thereto in subsection 3.4(a).

     "Late Postponement" has the meaning ascribed thereto in subsection 5.2(c).

     "Mark" has the meaning ascribed thereto in subsection 3.15.

     "Material Accessories" means, with respect to each Subscriber Unit, the desk charger (and the plug therefor) and the slimline batteries.

     "MFC Certificate" has the meaning ascribed thereto in subsection 3.3(b).

     "Nationwide Network" means all of the PCS Systems built or to be owned and/or operated by the Owner or its Affiliates in North America.

     "New Products" has the meaning ascribed thereto in subsection 3.11.

     "Non-Conforming Products" has the meaning ascribed thereto in subsection 3.22(b).

     "North America" means the United States, Canada (including the Province of Quebec) and Mexico.

     "Operating Subsidiary" means an entity (i) at least fifty-one percent (51%) owned or controlled by an other entity, (ii) operating in the telecommunications industry and (iii) having assets of at least ten million dollars ($10,000,000).

     "Originally Scheduled Supply Period" has the meaning ascribed thereto in subsection 3.2(c).

     "Owner Defined Feature" means (a) the features listed on Schedule 5 and (b) any feature, enhancement, modification or upgrade to or to be added to any Product which is (i) not currently listed on or described in Exhibit A, (ii) which is, after the Effective Date, specifically requested in writing by the Owner to the Vendor to be added to any Product pursuant to and in accordance with the terms of this Agreement, (iii) which is not otherwise made generally available to the Vendor's Customers and (iv) which is developed by the Vendor for the Owner based solely upon the initiation of the Owner.

     "Owner Event of Default"  has the meaning  ascribed  thereto in  subsection
10.8.

     "Owner's Succeeding Entity" has the meaning ascribed thereto in subsection 11.19.

     "Parties" means, collectively, the Owner and the Vendor, and "Party" will individually mean the Owner or the Vendor.

     "Partners" means the collective reference to "Sprint Corporation, a Delaware corporation ("Sprint"), Sprint Enterprises, L.P., a Delaware limited partnership, Tele-Communications Inc., a Delaware corporation, TCI Network Services, a Delaware general partnership ("TCI"), Comcast Corporation, a Delaware corporation, Comcast Telephony Services, a Delaware general partnership ("Comcast"), Cox Communications, a Delaware corporation, and Cox Telephony Partnership, a Delaware general partnership ("Cox").

     "Patent License" has the meaning ascribed thereto in subsection 7.11.

     "PCS" has the meaning ascribed thereto in the second Recital.

     "PCS System" means all products and other equipment, tools and software, all system element sites and any property located there necessary or desirable to provide PCS in a given specified System Area.

     "Person" means an individual, partnership, limited partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.

     "Previously   Existing  Products"  has  the  meaning  ascribed  thereto  in subsection 3.12.

     "Procurement and Services Contract" means a procurement and services contract entered into, or to be entered into, between the Owner and the counterparty or counterparties thereto in connection with the engineering and construction of PCS Systems or any part thereof, as the same may be amended, supplemented or otherwise modified from time to time.

     "Product Enhancements" means modifications or improvements made to the Products which improve performance of such Products.

     "Products" means all of the Subscriber Units and the Accessories provided by the Vendor pursuant to and in accordance with this Agreement.

     "Proprietary  Information"  has the meaning  ascribed thereto in subsection
8.2.

     "Proprietary Marks" has the meaning ascribed thereto in subsection 3.17(b).

     "Purchaser" means a Person who purchases Products from the Owner or an Agent as an initial end user of the Product or Products (provided that an Agent that uses the Product will in no event be a Purchaser).

     "RFP" has the meaning ascribed thereto in subsection 7.9.

     "Samsung America" has the meaning ascribed thereto in subsection 11.1.

     "Second Annual Minimum Commitment" has the meaning ascribed thereto in subsection 3.2(b).

     "Shipped-to Location" has the meaning ascribed thereto in subsection 5.2.

     "Shortfall" has the meaning ascribed thereto in subsection 3.2(c).

     "Similar Products" has the meaning ascribed thereto in subsection 3.3(d).

     "Software" has the meaning ascribed thereto in subsection 7.5(a).

     "Software Enhancements" means modifications or improvements made to the Software relating to PCS Products which improve performance of the Software or which provide additional functions to the Software.

     "Specifications" means the specifications and performance standards of the Products contemplated by this Agreement and includes any amendments, modifications and/or other revisions thereto made in accordance with the terms of this Agreement and as more fully set forth in the Exhibits.

     "Subscriber Unit" means the Vendor's SCH-1000 subscriber handset, and subsequent portable phone models added pursuant to this Agreement, all in accordance with and pursuant to the Specifications.

     "System Area" means a major trading area to which the Owner or any Owner Affiliate has an FCC License to operate PCS services.

     "System Managers" means each of the managers designated by the Owner and the Vendor, respectively, for the purposes of subsection 11.8.

     "Task Force Team" means the joint development Owner/Vendor task force established pursuant to subsection 3.18.

     "Term" has the meaning ascribed thereto in Section 2.

     "Territory" means the United States of America, including Washington D.C. and all territories and possessions of the United States of America.

     "Third Annual Minimum Commitment" has the meaning ascribed thereto in subsection 3.2(b).

     "Total Minimum Commitment" has the meaning ascribed thereto in subsection 3.2(b).

     "Training" has the meaning ascribed thereto in subsection 6.1.

     "United States" means the fifty states of the United States, the District of Columbia and all United States territories and possessions.

     "UPC" means the Universal Product Code.

     "Vendor Event of Default" has the meaning ascribed thereto in subsection 10.2.

     "Vendor Indemnities" has the meaning ascribed thereto in subsection 9.3(a).

     "Vendor Liabilities" has the meaning ascribed thereto in subsection 9.3(a).

     "Vendor's affiliate","affiliate of the Vendor" or "Vendor's affiliates" or the like means any Person which directly or indirectly controls, or is controlled by, or is under common control with the Vendor. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

     "Vendor Patents" has the meaning ascribed thereto in subsection 7.11.

     "Vendor's Succeeding Entity" has the meaning ascribed thereto in subsection 11.18.

     "Warranty Period" means as to each Subscriber Unit, the respective period expiring (i) with respect to the Owner, twelve (12) months after the respective date of delivery of such Product to the FOB Point and (ii) with respect to any Purchaser, twelve (12) months after the date of service activation of such Product for such Purchaser; provided, however, that, with respect to Accessories purchased by any Purchaser, three (3) months after the date of such purchase, whether they were purchased separately or together with Subscriber Units.

Section 2.        Term

     This Agreement will commence on the date first set forth above and will continue for a period of three years (the "Initial Term") following the initial purchase of production Subscriber Units by the Owner (the "End Date"). The Initial Term of this Agreement may be extended beyond the End Date for successive periods by mutual agreement of the Parties hereto (all such periods plus the Initial Term, the "Term"). The terms, conditions and provisions of this Agreement will apply to all Delivery Orders issued by the Owner for any Products during the Term, unless otherwise agreed by the Parties.

Section 3.        Product Purchases

     3.1 Right to Purchase, Resell and Use (a) During the Term, the Owner will purchase Subscriber Units and Accessories on a non-exclusive basis from the Vendor pursuant to and in accordance with the terms and conditions of this Agreement. The Vendor understands and agrees that the Owner will purchase Products from the Vendor pursuant to this Agreement for the purpose of reselling such Products to the Owner's Agents and/or Purchasers in accordance with the applicable terms of this Agreement. The Vendor further understands, acknowledges, and agrees that the Products sold hereunder will be used in accordance with their intended purpose on and within the Owner's Nationwide Network.

     (b) The Vendor hereby grants to the Owner a nonexclusive right to resell the Products within the Territory by means of (i) the Owner's own direct sales utilizing its outbound sales force and/or through retail outlets owned or operated by the Owner, and (ii) resales to Agents (who shall in turn, have the right to resell such Products to Purchasers within the Territory), all upon the terms and conditions set forth herein. The Vendor represents that it has unencumbered title to and right to sell any and all of the Products sold or to be sold hereunder. Subject to Applicable Law, the Owner agrees that, with respect to all its sales to Agents, it will use its reasonable commercial efforts to require its Agents to which it sells Products to resell such Products only to bona fide end users, Purchasers or other Agents and only within the Territory. For the purposes hereof a "bona fide end user" means any Person who is purchasing Products without the intent to resell such Products.

     3.2 Availability of Subscriber Units and  Accessories;  Minimum  Commitment
(a) Subscriber Units and the Accessories therefor may be ordered by the Owner for delivery at any time during the Term on or after April 1, 1997 or as otherwise mutually agreed between the Parties (the "Commencement Date") in accordance with the lead times and forecasts set forth in Sections 4 and 5 below.

     (b) Pursuant to and in accordance with the terms of this Agreement, during the Initial Term of this Agreement the Owner will purchase from the Vendor not less than [___________________] Subscriber Units (the "Total Minimum Commitment"). During the twelve (12) months from the Commencement Date (such first twelve (12) month period and each succeeding twelve (12) month period during the Term, an "Annual Supply Period") the Owner will only be required to purchase from the Vendor [__________________] Subscriber Units (the "First Annual Minimum Commitment"). During the second Annual Supply Period the Owner will only be required to purchase from the Vendor [_______________] Subscriber Units (the "Second Annual Minimum Commitment"). During the third Annual Supply Period the Owner will only be required to purchase from the Vendor [________________] Subscriber Units (the "Third Annual Minimum Commitment"; each of the First Annual Minimum Commitment, Second Annual Minimum Commitment, and Third Annual Minimum Commitment, an "Annual Minimum Commitment"). Notwithstanding anything stated in this subsection 3.2(b) to the contrary, in any given Annual Supply Period the Owner will only have to purchase seventy percent (70%) of the respective amounts set forth in the second, third and fourth sentences of this subsection 3.2(b), provided that at any time prior to the termination of the Initial Term (unless earlier terminated in accordance with Section 10) the Owner will have fulfilled its Total Minimum Commitment pursuant to and in accordance with the terms of this Agreement. Pursuant to and in accordance with the immediately preceding sentence, any amounts (up to thirty percent (30%)) not purchased by the Owner in any given Annual Supply Period will increase the Annual Minimum Commitment in the next succeeding Annual Supply Period (without any penalty or Shortfall payment by the Owner to the Vendor); provided that for the third Annual Supply Period any such amounts (up to thirty percent (30%)) will be carried over and into and must be purchased by the Owner in accordance with the terms of this Agreement during the remaining period within the Initial Term. Prior to the end of the first Annual Supply Period and the second Annual Supply Period, the Owner will give the Vendor prior written notice of any election by the Owner to exercise the Owner's rights under the preceding sentence to purchase less than one hundred percent (100%) of the amount of the First Annual Minimum Commitment and the Second Annual Minimum Commitment, as applicable, in the respective first Annual Supply Period and second Annual Supply Period, as the case may be.

     (c) In the event that the Owner elects, in its sole discretion, not to place Delivery Orders for delivery of Subscriber Units in accordance with the terms of this Agreement in the amounts set forth in subsection 3.2(b) above (the difference between any Annual Minimum Commitment and the amount actually ordered for delivery during each of the Annual Supply Periods set forth in subsection 3.2(b) by the Owner, a "Shortfall"), then the amount of the relevant Annual Minimum Commitment for such Annual Supply Period will be reduced (by an amount equal to the amount of the Shortfall for such Annual Supply Period) and the Owner will pay to the Vendor the following amounts per Subscriber Unit which are in any such Shortfall, as full compensation to the Vendor for such a reduction in the applicable Annual Minimum Commitments:

                                               Charge per Subscriber
    Amount of Shortfall                        Unit in the Shortfall

Shortfall greater than or equal        $[_____] per Subscriber Unit in Shortfall
to 50% of the applicable Annual
Minimum Commitment
Shortfall greater than or equal        $[_____] per Subscriber Unit in Shortfall
to 30% and less than 50% of the
applicable Annual Minimum Commitment
Shortfall greater than or equal        $[_____] per Subscriber Unit in Shortfall
to 10% and less than 30% of the
applicable Annual Minimum Commitment
Shortfall less than 10% of the         $[_____] per Subscriber Unit in Shortfall
applicable Annual Minimum Commitment



     To the extent there is a Shortfall in any Annual Supply Period, the Vendor may invoice the Owner for any amounts owed by the Owner to the Vendor pursuant to this subsection 3.2(c) no earlier than 5:00 p.m. on the last Business Day of such period and no later than ninety (90) days from the last Business Day of such period, and the Owner will have sixty (60) days to pay any such invoice to the extent the amount of any such invoice is not in good faith dispute between the Parties pursuant to subsection 11.8. To the extent the Owner is required to pay the Vendor amounts as set forth in this subsection 3.2(c) for any Shortfall during any Annual Supply Period, any such amounts once paid by the Owner will be full compensation to the Vendor for such reduction in the Annual Minimum Commitments and the Owner will have no further liability or obligation of any kind to the Vendor for any such reductions in the Annual Minimum Commitments and any such payment will be the Vendor's sole remedy (at law or in equity) for any such reductions in the Annual Minimum Commitments. Nothing set forth in subsections 3.2(b) or 3.2(c) will be construed or interpreted as relieving the Owner of purchasing those amounts of Products projected by the Owner in the first three (3) months of a Forecast which are subject to a firm Delivery Order in accordance with subsection 5.1.

     3.3 Most Favored Customer Status; Exclusivity. (a) With respect to all Products (including any New Products ordered by the Owner pursuant to the terms of this Agreement), the Owner will be deemed the most important and favored Customer of the Vendor and will always throughout the Term receive [_____________________________________] better than any other Customers who are within the Territory or otherwise intend to use or resell such Products and/or Similar Products within the Territory. Notwithstanding the above, the Vendor will not be obligated to provide such priority to the Owner if providing such priority would cause the Vendor to breach any of its then-existing contracts and/or any Applicable Law; and further, the priorities [_____________________] set forth in this subsection 3.3 will not apply to internal transfers or distributions of Products and/or Similar Products by the Vendor to any of its affiliates or subsidiaries; provided that any subsequent sales by any such Vendor's affiliate or subsidiary to any Customer will be subject to the priorities [___________________] set forth in this subsection 3.3. At any time during the Term, the Owner (subject to the immediately preceding sentence) will receive Products and/or Similar Products (including any New Products ordered by the Owner pursuant to the terms of this Agreement) [___________________] no less favorable to the Owner than those given to any other Customer (other than Affiliates pursuant to the terms of this Agreement).

     (b) On an annual basis throughout the Term of this Agreement commencing on the Effective Date, the Vendor will be required to review its pricing of all Similar Products provided to all Customers in the preceding calendar year and certify to the Owner in a certificate executed by a duly authorized officer of the Vendor (the "MFC Certificate") that the Owner has in fact received the prices and availability of and on Products in accordance with the terms of clause (a) of this subsection 3.3. The annual MFC Certificate delivered to the Owner in accordance with this subsection 3.3(b) will be subject to verification, at the election of the Owner, by any public accounting firm reasonably acceptable to the Owner and listed on Schedule 1 (the "Independent Public Accountant") and at the sole cost and expense of the Party whose position is not supported by the report of the Independent Public Accountant or, if contested, the report of the Independent Auditor. The Independent Public Accountant will in no event disclose to the Owner or any other third party the details of any contract or amendment between the Vendor and any Customer other than details as necessary to summarize terms including, but not limited to, pricing relevant to determinations under subsections 3.3(a) and (b) and further, it is expressly understood by the Parties that any such Independent Public Accountant, will only have access to such limited information from the Vendor as is specifically necessary to verify the Vendor's assertions (as disputed by the Owner) set forth in the MFC Certificate so subject to verification pursuant to the terms of this subsection 3.3(b).

     (c) To the extent that it is determined pursuant to subsection 3.3(b) that the Vendor has not in fact complied with the terms of subsection 3.3(a), the Owner will have thirty (30) Business Days from receipt of the MFC Certificate (as verified by the Independent Public Accountant, if the MFC Certificate(s) was so subject to verification) to provide the Vendor with a written claim for Product pricing rebates (as measured from the date any such lower prices are charged in violation of this subsection 3.3) on future purchases under this Agreement based upon the Independent Public Accountant's calculation of the price differentials between the Vendor's prices for Products and/or Similar Products (including any New Products) under this Agreement and any lower prices charged by the Vendor to any other Customer in violation of clause (a) of this subsection 3.3. To the extent that the Vendor disagrees with any such claim for such pricing rebates made by the Owner pursuant to this subsection 3.3(c), the Vendor will have the right within ten (10) Business Days of receiving the Owner's written rebate claim to submit such claim (including, but not limited to, the Independent Public Accountant's report on which it as based) and the Vendor's written response thereto to an Independent Auditor (other than the Independent Public Accountant) who will have the authority to determine whether, based only on the information provided by the Owner and the Vendor, the Vendor has complied with the terms of this subsection 3.3(c). If the Independent Auditor finds that the Owner's pricing rebate claim is incorrect but that the Vendor has still violated clause (a) of this subsection 3.3, then the Independent Auditor will have the right to adjust any such claim as appropriate under such circumstances. The Independent Auditor's determination must be made and delivered to both the Vendor and the Owner within ten (10) Business Days of receiving the request from the Vendor. Such determination once made by the Independent Auditor will be final and binding on the Parties and will not be subject to further modification. The costs and expenses of the Independent Auditor will be borne by the Party whose position is not supported by the Independent Auditor or otherwise equitably under the circumstances.

          [(d) ___________________________.]

    3.4 Payment Terms and Taxes. (a) Pursuant to and in accordance with the terms of this Agreement, the Vendor will invoice the Owner for Products purchased upon delivery of such Products to the FOB Point, and the Owner will pay all such invoices within [______________] after the invoice date unless, the Owner disputes (in accordance with subsection 11.8) in good faith either the Vendor's entitlement to, or the amount of, any such invoiced amount. All amounts stated herein and/or otherwise required to be paid under or pursuant to this Agreement are stated in, and will be paid in, U.S. Dollars.

     (b) The amounts to be paid by the Owner under this Agreement do not include any United States' state or local sales and use taxes, however designated, which may be levied or assessed in the United States on the Products to be sold hereunder. With respect to only such United States sales or use taxes, the Owner will either furnish the Vendor with an appropriate exemption certificate applicable thereto or pay to the Vendor, upon presentation of invoices therefor, such amounts thereof as the Vendor may by law be required to collect or pay; provided that the Vendor will use its reasonable efforts to minimize the amount of any such taxes. The Owner has no obligation to the Vendor with respect to any other taxes, including, but not limited to, those relating to franchise, net or gross income or revenue, license, occupation, other real or personal property, and fees relating to importation or exportation of the Products to the FOB Point. Furthermore, the Vendor will be responsible for and will pay any and all taxes, fees, tariffs and/or charges levied by any governmental entity in or of the Republic of Korea with respect to or arising from this Agreement and/or any actions related hereto.

     3.5 Delivery. (a) All deliveries of Products will be made to the FOB Point. The Owner will specify the desired method of shipping. Unless otherwise agreed in writing, the Owner will pay for all shipping, freight, insurance and other similar charges incurred in connection with such deliveries. In the absence of written shipping instructions from the Owner, the Vendor will select the carrier and insurance company at the Owner's expense, taking into account and using its best commercial efforts to minimize the charges levied by the carriers and insurance companies under consideration, and will ship Products utilizing ground transportation; provided that, in the absence of prior shipping instructions, the Vendor will use reasonable efforts to contact the Owner to request such shipping instructions prior to making any such selections.


     (b) The Owner will inspect and either accept or reject all Products in whole or in part within ten (10) Business Days after the date of receipt at the delivery location applicable to such Products pursuant to the terms of this Agreement. If the Owner fails to reject any Product delivered by the end of such period, the Owner shall be deemed to have accepted such Product; provided that any such acceptance will in no event limit, modify, waive or otherwise restrict the Owner's rights under the terms, including without limitation the warranty provisions, of this Agreement.

     (c) The Owner may request that the Vendor provide more extensive logistical and distribution capabilities to the Owner, which capabilities the Vendor will use its best commercial efforts to provide. If the Vendor agrees to provide such services, there may be, depending on the level and scope of such services, additional charges to the Owner on a per Product basis. Any such charges will be mutually agreed upon by the Parties during negotiations between the Parties on the provision of any such additional logistical and distribution services beyond those outlined in this subsection 3.5; provided that, in determining any such charges, the Owner will be deemed the Vendor's most important and favored Customer and will receive such services at prices, on payment terms and subject to all other contract terms on terms no less favorable to the Owner than those offered or available to any other Customer subject to and in accordance with the terms of subsection 3.3.

     3.6 Pricing (a) The Owner will purchase Products from the Vendor in accordance with the Product pricing set forth on Appendix 1. The price for Products will be the price in effect on the date of the applicable Delivery Order. Initial pricing for new Products not otherwise covered by Appendix 1 or the terms of this Agreement will be established by mutual good faith agreement between the Parties, such agreement to be reached no less than ninety (90) days prior to the commercial availability of any such new Products to any Customer. All such pricing for such new Products will be determined in accordance with and pursuant to the terms of this Agreement, including, but not limited to, the most favored customer provisions set forth in subsection 3.3.

     (b) In the event that the Vendor reduces the price (other than the automatic annual price reductions set forth in Appendix 1 or any price reduction due to a violation of subsection 3.3) of any Product, the Vendor will credit the Owner's accounts payable with an amount equal to the difference between the reduced price and the price in effect immediately prior to such reduction multiplied by the number of units of such Product which were shipped to the Owner during the thirty (30) days immediately prior to such price reduction and which remain in the Owner's inventory at such time (the "Affected Products"). The Vendor will promptly notify the Owner of any such price reduction. If the Vendor fails to provide the Owner with such a credit within such thirty (30) day period after notification by the Owner of such quantities remaining in the Owner's inventory, the Owner will be entitled to offset the amount of such credit (calculated in accordance with the immediately preceding sentence) first against the amounts owed for any of the Affected Products, and second against any other amounts due to the Vendor by the Owner pursuant to this Agreement. The Vendor will have the right, but not the obligation, to have an Independent Auditor audit the Owner's calculation of the quantity of Products that remain in the Owner's inventory immediately prior to such price reduction, provided that the Party whose position is not supported by the Independent Auditor will be responsible for the costs and expenses of the Independent Auditor designated pursuant to this subsection 3.6(b).

     3.7 Warranty to the Owner (a) The Vendor warrants to the Owner that each Product will be, during the applicable Warranty Period, free from Defects or Deficiencies in material or workmanship.

     (b) In the event of any breach of the warranty set forth in subsection 3.7(a) during the applicable Warranty Period, the Vendor will, in accordance with the terms of this subsection 3.7, promptly repair or replace (in accordance with subsection 3.9) the defective or nonconforming Product or otherwise cure any Defects and Deficiencies so that the defective or nonconforming Product or any replacement therefor will perform in accordance with the Specifications. If the Vendor fails to promptly repair, replace and/or cure such defect or nonconformance, the Vendor will promptly refund any monies paid by the Owner for such Defective Product (such refund to be made no later than the notice to the Owner that it will not repair and replace). The remedies set forth in this subsection 3.7(b) will be the sole and exclusive warranty remedies in the event of a breach by the Vendor of its obligation under this subsection 3.7.

     (c) No warranty will extend to any Product that has been subjected to misuse, neglect or improper storage or installation by any Person other than the Vendor, its agents, employees, subsidiaries and/or affiliates or that has been used with accessories other than Accessories provided by the Vendor (or authorized by the Vendor for use with the subject Product) or any Product that has been opened, repaired, modified or altered by anyone other than the Vendor or a Vendor authorized repair facility or any Product whose original Product specific identification marks or serial numbers have been intentionally removed or altered so as to be unreadable.

     (d) The Owner hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth in this Agreement. During the applicable Warranty Period (in no event less than the Term), Vendor will provide, at Vendor's sole expense, to the Owner telephonic technical support, including a hotline staffed from 7:00 a.m to 10:00 p.m. Eastern time on each day of the year; provided that during any other time period the Vendor will starting upon the Commencement Date and, during the Term provide the Owner access (by beeper or otherwise) to Vendor personnel competent to address significant problems relating to the Products.

     3.8 Consumer Warranty (a) In addition to the warranty provided in subsection 3.7, the Vendor will provide a warranty ("Consumer Warranty") to Purchasers, on the terms and conditions set forth on Appendix 2; provided that subject to the proof of purchase requirements set forth in Appendix 2, such Consumer Warranty will in no event be for a term less than the applicable Warranty Period and will be for the benefit of, and will be directly enforceable by any such Purchaser. The Parties agree that the Consumer Warranty is made solely by the Vendor and that the Owner makes no warranties with respect to the Products pursuant to this Agreement. In the event any such Purchaser inadvertently or otherwise forwards Products subject to the Consumer Warranty to the Owner, the Owner will have the right to forward such Products to the Vendor and the Vendor will perform its obligations under the Consumer Warranty as if such Purchaser forwarded such Products directly to the Vendor.

     (b) Notwithstanding anything to the contrary in Appendix 2, during the Consumer Warranty period the Vendor agrees to allow a Purchaser to return a Product to the Owner or to the locations described in Schedule 4 for a replacement thereof by the Vendor in the event that such Product suffers from a Defect or Deficiency within thirty (30) days after the purchase of such Product. Upon the Owner's receipt of a Defective Product from a Purchaser the Owner will have the right to deliver any such Defective Product to the Vendor and the Vendor will within ten (10) days of its receipt of such Defective Product from the Owner replace such Defective Product by sending a replacement Product directly to the Owner or its designated agents, or as otherwise mutually agreed by the Parties.

     3.9 Repair and Replacement Services (a) If the Owner claims a breach of warranty under subsection 3.7, it must notify the Vendor of the claimed breach within a reasonable time (in any event during the applicable Warranty Period) after its determination that a breach has in fact occurred. The Owner will allow the Vendor to inspect the Products, at the Owner's location designated for such purpose, or, upon the Vendor's issuance of a return authorization number and at the Vendor's sole expense, the Owner will return via ground transportation such Products to any of the Vendor's designated repair facilities located in the United States and listed on Schedule 4.

     (b) Upon request by the Owner for a return authorization, pursuant to subsection 3.7 or 3.8, whether for replacement or for repair of a Product, the Vendor agrees that, within thirty (30) days of such Owner request, it will either issue such return authorization number or provide the Owner in writing with reasons for refusing to issue such return authorization number. In the event that the Vendor fails to provide the return authorization number, or provide written reasons for refusing to do so, the Owner will be permitted to offset the value of any amount paid for the Product against any other amounts owed by the Owner to the Vendor pursuant to this Agreement; provided that in the event of any such offset the Vendor may request the return of the subject Product and, in the event of such request, the Owner will return such Product.

     (c) The Vendor will repair Products as soon as practicable after receipt of the Defective Product giving rise to the warranty claim and will maintain a maximum ten (10) day turn-around time to either repair or replace Products. Turn-around time is the time between receipt by the Vendor of the Defective
Product and shipment for return by the Vendor of the repaired or replacement Product. When repairing or replacing any Defective Product, the Vendor will maintain the quality of the Product and will not substitute any component thereof with a component of lesser quality or with a component that has a lesser performance standard or capability. Subject to the immediately preceding sentence, the Vendor will be entitled to repair or replace defective Products using refurbished components and refurbished Products. In the event the Vendor is requested by the Owner or any Purchaser or Agent to repair a Product which is no longer covered by a warranty pursuant to the terms of this Agreement, the Vendor will promptly repair any such Product in accordance with and subject to the terms of this subjection 3.9 and at the repair service prices/fees set forth on Appendix 3 hereto.

     3.10 Catastrophic Defects (a) Throughout the applicable Warranty Period in the event that (i) during the first twelve (12) months of the Term in excess of [_______________] of any lot, batch or other separately distinguishable manufacturing run of Products shipped to the Owner are found to be Defective (other than defects directly attributable to a specific Owner requested and Vendor accepted Product modification pursuant to subsection 3.23) within any consecutive six (6) month period, or (ii) at any time after the first twelve
(12) months of the Term in excess of [_______________] of any lot, batch or other separately distinguishable manufacturing run of Products shipped to the Owner are found to be Defective within any consecutive six (6) month period (any such defect described in clauses (i) or (ii) above hereinafter referred to as a "Catastrophic Defect") the Owner will notify the Vendor thereof. Upon receipt of such notification, the Vendor will have ninety (90) days in which to determine the cause of and to remedy such Defect (the "Catastrophic Defect Cure Period"). Upon such remediation, the Vendor will promptly repair or replace any and all Products that were subject to the same or similar condition(s) causing such Catastrophic Defect (in the Owner's inventory and any such Products sold by the Owner to Purchasers) with repaired or otherwise replaced Products at the Vendor's sole expense (including, without limitation, all freight and duty payments applicable thereto). In order to accurately determine that any Catastrophic Defect has in fact been cured by the Vendor in accordance with the terms of this subsection 3.10 the Owner will not exercise any of its remedies under this subsection 3.10 against the Vendor until and unless the Defect percentages for any such lot, batch or other separately distinguishable manufacturing run of Products subject to such a Catastrophic Defect, as measured during a sixty (60) day period starting on the date the Vendor commences any such remediation, has failed to fall below the applicable threshold percentages set forth in clauses (i) or (ii) above.

     (b) In the event that such Catastrophic Defect is not remedied within the Catastrophic Defect Cure Period in accordance with this subsection 3.10, the Owner will have the right, but not the obligation, to terminate this Agreement and to resell to the Vendor for cash payment any and all Products which are then in the Owner's inventory and which are subject to such Catastrophic Defect or which are subject to the same or similar condition(s) causing such Catastrophic Defect at the price paid to the Vendor by the Owner, without charge (including, without limitation, any restock charge) or penalty; provided that if the Vendor is diligently pursuing a cure, prior to any such termination the Owner will allow the Vendor an additional thirty (30) days to remedy such Catastrophic Defect (provided further that any such resale will be implemented at the end of the initial ninety (90) day cure period for such Catastrophic Defect). Regardless of whether the Owner exercises the rights set forth in the immediately preceding sentence, in the event that such Catastrophic Defect is not remedied, the Vendor agrees to reimburse the Owner for any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs the Owner would have otherwise incurred hereunder in reasonably replacing (using replacement Products with the most comparable features and functionality available at such time) the Owner's or any Purchasers' Products as a result of such Catastrophic Defect and to repurchase from the Owner any Vendor Products repurchased or otherwise recalled by the Owner due to the Vendor's failure to remedy any such Catastrophic Defect.

     (c) In the event the Vendor has failed to perform any of its warranty obligations under the terms of this Agreement and if the Vendor purchases or subcontracts for the manufacture of any part of any Product to be provided hereunder from a third party, the warranties given to the Vendor by such third party will inure, to the extent applicable or permitted by Applicable Law, to the benefit of the Owner, and the Owner will have the right, to the extent permitted by Applicable Law, in its sole discretion, to enforce such warranties directly against such third party. The remedies set forth in subsections 3.10(b) and (c) will be the sole and exclusive remedies in the event of a breach by the Vendor of its obligation under subsection 3.10(a) above.

     (d) Notwithstanding that the applicable Warranty Period in respect thereof may have expired, the Vendor will provide repair and maintenance (but not replacement) services as set forth in subsection 3.9 with respect to any Product purchased under this Agreement for a period of five (5) years following the purchase of such Product at its standard commercial prices which will be reasonable, unless (i) such Product has been subjected by a Person other than the Vendor (or any of its subcontractors or suppliers) to misuse, neglect or improper storage or installation or (ii) is in such deteriorated or damaged condition that it cannot reasonably be repaired. In the event that a Product is not repairable, the Vendor will return such Product to the Person who returned such Product (at such Person's cost), with a statement certifying the reasons why such Product cannot be repaired.d) Notwithstanding that the applicable Warranty Period in respect thereof may have expired, the Vendor will provide repair and maintenance (but not replacement) services as set forth in subsection
3.9 with respect to any Product purchased under this Agreement for a period of five (5) years following the purchase of such Product at its standard commercial prices which will be reasonable, unless (i) such Product has been subjected by a Person other than the Vendor (or any of its subcontractors or suppliers) to misuse, neglect or improper storage or installation or (ii) is in such deteriorated or damaged condition that it cannot reasonably be repaired. In the event that a Product is not repairable, the Vendor will return such Product to the Person who returned such Product (at such Person's cost), with a statement certifying the reasons why such Product cannot be repaired.

     3.11 New Generation of Products. The Vendor may, from time to time during the Term of this Agreement, modify, update or enhance existing or produce new generations, or updated, modified or enhanced versions, of Products sold hereunder ("New Products"). In the event that the Vendor makes such New Products generally available to any of its other Customers, the Vendor will offer to sell such New Products to the Owner on terms and conditions pursuant to and in accordance with subsections 3.3 (a), (b) and (c); provided that at such time the Parties will mutually agree (within the parameters set forth in subsection 3.3) as to the fundamental terms (such as price, quantity and delivery dates) with respect to the supply of such New Products. Notwithstanding anything stated herein to the contrary, no Product subject to a modification which in no way affects the form, fit or functionality of the Product will be deemed a New Product and any such Product will remain a Previously Existing Product.

     3.12 Right to Cease Supply of Obsolete Products. If the Vendor begins selling and making generally available New Products or products to replace or as a substitute for previously existing Products ("Previously Existing Products"), the Vendor may, with the Owner's prior written consent, such consent not to be unreasonably withheld, cease supplying the Previously Existing Products to the Owner under this Agreement by delivering six (6) months' prior written notice to the Owner regarding such cessation; provided that the Vendor will offer to supply to the Owner such replacement or substitute Products on terms and conditions pursuant to and in accordance with subsection 3.3; and provided further that the New Products or replacement or substitute Products maintain performance and functionality equivalent to that previously provided by the
Previously Existing Products (unless any such lower performance and/or functionality has been consented to by the Owner, such consent not to be unreasonably withheld). Notwithstanding anything stated herein to the contrary, the Vendor will not be required to provide the Owner notice under this subsection 3.12 or otherwise of any modification to a Product or a component thereof which in no way affects the form, fit and/or functionality of such Product. The Vendor will under no circumstances be entitled to cease supplying such Previously Existing Products which are covered under a then unfilled Delivery Order from the Owner. The Vendor will have no right to cease supplying the Owner under this subsection 3.12 with any such Previously Existing Products so long as the Vendor continues to supply and make available such Previously Existing Products to any other Customer.

     3.13 [Intentionally Omitted]

     3.14 Excess Inventory. In the event that at the end of any Annual Supply Period throughout the Term, the Owner shall have excess amounts of Products unsold and in its inventory (any such inventory, "Excess Inventory") then the Vendor will use its best efforts to promptly (in any event within sixty (60) days of written notice from the Owner of any such Excess Inventory) [___________________________]. The Owner will pay for any and all costs incurred by the Vendor associated with any Product modification or transportation required for the Vendor to assist the Owner pursuant to the terms of this subsection 3.14; provided that the Vendor will not commence any such Product modification or transportation without the prior mutual agreement of the Parties.

     3.15 Technology Mark. The exterior of each Subscriber Unit and its packaging will bear the technology mark, as specified in Appendix 4, or such other substantially equivalent technology mark as mutually agreed upon by the Parties (a "Mark"). The Mark will be positioned in accordance with Appendix 4. At the Owner's option, and at the Vendor's sole expense, and with appropriate lead times agreed to by the Parties, each Subscriber Unit may be otherwise labeled and/or logoed on the front of the Subscriber Unit below the key pad in accordance with the Specifications.

     3.16 Materials and Equipment Whenever materials are specified or described in this Agreement (including the Specifications) by using the name of a proprietary item or the name of a particular supplier, the naming of the item is intended to establish the type, function and quality required, and substitute materials may nonetheless be used, provided that such materials are equivalent or equal to those named. If the Vendor wishes to furnish or use a substitute item, the Vendor must first certify that the proposed substitute will perform at least as well as the intended functions and achieve the results called for by this Agreement (including but not limited to the Specifications), will be substantially similar or of equal substance to that specified and be suited for the same use as that specified. The Owner may require the Vendor to furnish, at the Vendor's expense, additional data about the proposed substitute as required to evaluate the substitution. The Owner will be allowed a reasonable time within which to evaluate each proposed substitute. Notwithstanding the foregoing, prior to the shipment of Products pursuant to the terms of this Agreement, the Vendor may at any time without notice to or consent of the Owner make changes in a Vendor Product furnished pursuant to this Agreement, or modify the drawings and published specifications relating thereto, or substitute Products of similar or later design to fulfill its obligations under this Agreement or otherwise fill an order, provided that any such changes, modifications or substitutions will in no way have an adverse affect or otherwise adversely impact upon the form, fit, or function of an ordered Product pursuant to and in accordance with the applicable Specifications. With respect to changes, modifications and substitutions which do in fact adversely affect the form, fit, or function of an ordered Product pursuant to and in accordance with the Specifications, the Vendor must notify the Owner in writing at least ninety (90) days prior to the effective dates of any such changes, modifications or substitutions. In the event that any such change, modification or substitution is not desired by the Owner (in its sole and absolute discretion), the Owner will notify the Vendor within ten (10) days from the date of notice and the Vendor will not furnish any such changed Products to the Owner on any orders in process at the time the Owner is so notified; provided further, nothing contained herein will otherwise modify Vendor's obligations under the terms of this Agreement.

     3.17 Logos. (a) The Products will bear only those labels and logos as agreed to by the Owner pursuant to the terms of this Agreement (other than the Mark pursuant to subsection 3.15). The Products will bear the "Sprint" label or logo and/or such other labels or logos as the Owner shall require or the Parties shall otherwise agree to from time to time, in such size and position on the Products as the Owner, or the Parties, as the case may be, shall specify from time to time pursuant to and in accordance with subsection 3.15. The Owner and the Vendor will work together to devise and agree upon a co-branding strategy which provides for the co-branding of the Subscriber Units with both "Sprint" and "Samsung" trademarks and/or logos.

     (b) Throughout the Term of this Agreement, the Owner may use only those trademarks, insignias, logos or other proprietary marks listed on Schedule 6 or as otherwise consented to in writing by the Vendor ("Proprietary Marks") in connection with the Owner's sales, advertisements and marketing of the Products; provided that the Owner's use thereof shall be in accordance with the Vendor's reasonable directions and policies. The Owner agrees that it has no rights with respect to the Proprietary Marks, except as expressly provided in this subsection 3.17(b), and will not use the Proprietary Marks as part of the business name of the Owner.

     (c) The Vendor will use its reasonable efforts to cooperate with the Owner in the development of Product packaging that is fully integrated with the Owner's branding strategy and which supports the Owner's marketing communication and segmentation strategy as reasonably communicated to the Vendor by the Owner from time to time. Such cooperation will focus on the contents of Product packaging, the configuration, physical dimensions and materials of such packaging, communications, colors, graphics and descriptive language used in connection with such Products and such other items as the Parties shall agree upon from time to time.

     If the Vendor is itself unable to meet the Owner's packaging needs as set forth in subsection 3.17(c) or as otherwise reasonably communicated by the Owner to the Vendor from time to time, the Vendor agrees to supply the Products in specified configurations and bulk packaging to the Owner's designated packager for the required packaging; provided that in such case the Vendor will credit the Owner against the purchase price for the subject Products with any amounts saved by the Vendor for not having had to perform the packaging services as required by the Specifications.

     3.18 Task Force Team; Notice of New Developments. The Owner and the Vendor will establish a Task Force Team within sixty (60) days of the Effective Date. The purpose of the Task Force Team will be to review the development requirements and high level development milestones, to ensure that the Vendor understands the Owner's requirements for each Product (including New Products) and/or enhancements. The Task Force Team will provide an executive forum to discuss product ideas, Owner requirements and its recommended development prioritization for improved infrastructure-based subscriber features. The focus of the Task Force Team will be on Product features, new CDMA products, Product Enhancements, critical operational issues, future developments beyond CDMA cellular without the need for System additions and on such other matters as the Parties mutually agree upon from time to time. Throughout the Term, the Vendor will use its reasonable efforts to provide the Owner notice of its technological innovations and advancements relevant to the Products within a time reasonably prior to making any such information generally available to its Customers, provided that nothing herein will require the Vendor to disclose any information proprietary to any other Customer.

     3.19 Market Development Manager. The Vendor will provide a market development manager to coordinate the efforts of the Vendor in meeting its obligations relating to the Task Force Team who will specifically focus on new Products, CDMA services and features. Such market development manager must be reasonably knowledgeable in CDMA technology and the Owner's Nationwide Network and must work closely, and on a regularly scheduled basis, with the Owner's senior engineering and marketing personnel on feature development, feature roll-out, future road maps for CDMA Products, and any other marketing aspect of providing PCS that the Owner believes is beneficial to the Nationwide Network and/or any PCS System and/or Products at such time. The Vendor's market development manager and the manager's staff will serve as the Owner's direct liaison with the Vendor to advise the Vendor's product development teams of the Owner's priorities as described to the Vendor by the Owner from time to time either through the Task Force Team or by any other means acceptable to the Parties. Nothing contained in this subsection 3.19 will in any way limit and/or modify the Owner's ability to enforce its rights under this Agreement or to otherwise maintain contacts with the Vendor in any other way it sees fit. Within a reasonable time after the Effective Date the Owner will use reasonable efforts to designate appropriate personnel to coordinate with the Vendor's market development manager pursuant to this subsection 3.19.

     3.20 Applicable Law and Radio Frequency Energy Standards. All Products must comply, to the extent applicable, with all Applicable Law including, but not limited to, the requirements of Subpart J of Part 15 of the rules and regulations promulgated by the FCC, as the same may be amended from time to time (the "FCC Rules and Regulations"), including, without limitation, those provisions concerning the labeling of Products and the suppression of radio frequency and electromagnetic radiation to specified levels. In the event that the Products produce radio frequency interference, notwithstanding that such Products comply with the FCC Rules and Regulations, the Vendor will use reasonable best efforts to provide the Owner with technical information on the methods to suppress such interference and will exercise reasonable best efforts to isolate and remediate any such radio frequency interference caused by the Products which constitutes a condition materially adversely affecting the Nationwide Network (an "RF Interference Condition") or any part thereof, provided that the Owner will cooperate to the extent reasonable with the Vendor to achieve such remediation. Nothing in this subsection 3.20 will be deemed to diminish or otherwise limit the Vendor's warranty obligations pursuant to this Agreement.

     3.21 [Intentionally Omitted].

     3.22 Test Products; Product Verification and Testing. (a) The Vendor agrees to supply the Owner with ten (10) pre-production items of each Subscriber Unit and Material Accessory no later than ninety (90) days prior to initial commercial shipment of such Subscriber Unit to Owner, and ten (10) additional pre-production items of each Subscriber Unit and Material Accessory no later than thirty (30) days prior to initial commercial shipment of such Subscriber Unit to Owner in order to allow the Owner to test such items to determine whether such Subscriber Units and Material Accessories comply with the requirements of this Agreement, including the Specifications; provided that no such tests or any such knowledge or experience gained or otherwise acquired from such tests or otherwise will in any way be deemed a waiver of or to reduce or affect the Vendor's obligations with respect to the provision of warranties pursuant to this Agreement. The Owner will use reasonable efforts to provide the Vendor with the results of such tests. In the event of the Vendor's introduction of New Products pursuant to the terms of this Agreement, the Vendor will provide the Owner reasonably sufficient numbers of pre-production units of any such New Product for the purposes of Owner testing at least ninety (90) days prior to the general market availability of any such New Products. Notwithstanding anything stated herein to the contrary, the warranties set forth in subsections 3.7, 3.8 and 3.10 will not apply to the pre-production Subscriber Units required to be delivered by the Vendor pursuant to this subsection 3.22(a).

     (b) The Vendor will test the Products and verify to the Owner their performance in accordance with the Specifications pursuant to and in accordance with the requirements and milestones set forth in Exhibits B1, B2 and B3. The failure of the Vendor to verify the performance of the Products pursuant to the requirements of Exhibits B1, B2 and B3 will result in the Owner having the absolute right to suspend or cancel (in its sole and absolute discretion) any then existing or future Delivery Orders for any such Products which have not in fact complied with the requirements of Exhibits B1, B2 and B3. To the extent any lot, batch or other separately distinguishable manufacturing run of Products do not comply with the requirements of Exhibits B1, B2 and B3 within sixty (60) days of the testing dates provided for any such verifications pursuant to Exhibits B1, B2 and B3 (in the case of Exhibit B3 at the Vendor's testing facility), the Owner will have the right, but not the obligation, to terminate this Agreement without payment or penalty of any kind; provided that at any time after the first fifteen (15) days of any such applicable cure period as set forth above in this sentence, the Owner will have the right, in addition to any other rights set forth in the immediately preceding sentence, to cancel (in its sole and absolute discretion) any then existing or future Delivery Orders for any such Products which have not in fact complied with the requirements of Exhibits B1, B2 or B3 and the Vendor agrees to reimburse the Owner for any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs the Owner would have otherwise incurred hereunder in reasonably replacing (using replacement Products with the most comparable specified features and functionality available at such time) any such Products. In the event that the Owner chooses to terminate this Agreement pursuant to this subsection 3.22(b) such termination will be the Owner's sole and exclusive remedy. Furthermore, in the event the Owner decides to cancel a Delivery Order (without terminating this Agreement) and to seek reasonable cover therefor from the Vendor pursuant to this subsection 3.22(b) such cancellation and reasonable cover (once received by the Owner as paid by the Vendor) will be deemed the sole and exclusive remedy available to the Owner for such cancelled Delivery Order. Nothing contained in subsection 3.22(b) will be deemed to diminish or otherwise limit the Vendor's warranty obligations pursuant to this Agreement. Notwithstanding anything to the contrary stated herein above, to the extent that the Owner decides (in its sole and absolute discretion) to take, pay for and place into service any such Products which have failed to pass the testing required by Exhibits B1, B2 or B3 ("Non-Conforming Products"), the Owner will be deemed to have accepted any such Non-Conforming Products with any such non-conformance; provided that, in such case, the Owner will in no way be deemed to have waived any of its rights to enforce the Vendor's complete conformance (including, but not limited to, conformance with any requirement not otherwise met by such Non-Conforming Products) with the testing requirements set forth in Exhibits B1, B2 and B3 and the Specifications on all other Products already then delivered or yet to be delivered by the Vendor pursuant to the terms of this Agreement.b) The Vendor will test the Products and verify to the Owner their performance in accordance with the Specifications pursuant to and in accordance with the requirements and milestones set forth in Exhibits B1, B2 and B3. The failure of the Vendor to verify the performance of the Products pursuant to the requirements of Exhibits B1, B2 and B3 will result in the Owner having the absolute right to suspend or cancel (in its sole and absolute discretion) any then existing or future Delivery Orders for any such Products which have not in fact complied with the requirements of Exhibits B1, B2 and B3. To the extent any lot, batch or other separately distinguishable manufacturing run of Products do not comply with the requirements of Exhibits B1, B2 and B3 within sixty (60) days of the testing dates provided for any such verifications pursuant to Exhibits B1, B2 and B3 (in the case of Exhibit B3 at the Vendor's testing facility), the Owner will have the right, but not the obligation, to terminate this Agreement without payment or penalty of any kind; provided that at any time after the first fifteen (15) days of any such applicable cure period as set forth above in this sentence, the Owner will have the right, in addition to any other rights set forth in the immediately preceding sentence, to cancel (in its sole and absolute discretion) any then existing or future Delivery Orders for any such Products which have not in fact complied with the requirements of Exhibits B1, B2 or B3 and the Vendor agrees to reimburse the Owner for any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs the Owner would have otherwise incurred hereunder in reasonably replacing (using replacement Products with the most comparable specified features and functionality available at such time) any such Products. In the event that the Owner chooses to terminate this Agreement pursuant to this subsection 3.22(b) such termination will be the Owner's sole and exclusive remedy. Furthermore, in the event the Owner decides to cancel a Delivery Order (without terminating this Agreement) and to seek reasonable cover therefor from the Vendor pursuant to this subsection 3.22(b) such cancellation and reasonable cover (once received by the Owner as paid by the Vendor) will be deemed the sole and exclusive remedy available to the Owner for such cancelled Delivery Order. Nothing contained in subsection 3.22(b) will be deemed to diminish or otherwise limit the Vendor's warranty obligations pursuant to this Agreement. Notwithstanding anything to the contrary stated herein above, to the extent that the Owner decides (in its sole and absolute discretion) to take, pay for and place into service any such Products which have failed to pass the testing required by Exhibits B1, B2 or B3 ("Non-Conforming Products"), the Owner will be deemed to have accepted any such Non-Conforming Products with any such non-conformance; provided that, in such case, the Owner will in no way be deemed to have waived any of its rights to enforce the Vendor's complete conformance (including, but not limited to, conformance with any requirement not otherwise met by such Non-Conforming Products) with the testing requirements set forth in Exhibits B1, B2 and B3 and the Specifications on all other Products already then delivered or yet to be delivered by the Vendor pursuant to the terms of this Agreement.

     3.23 Change Orders. From time to time the Owner may request changes or modifications to the Products or packaging and/or the Specifications ("Change Orders"). All such Change Orders requested in writing by the Owner to the Vendor will be subject to the reasonable good faith and timely agreement (including, but not limited to, agreement on terms such as one-time charges, price increases and minimum purchase commitments) of the Vendor and the Owner which agreement will be evidenced by a writing executed by an authorized representative of each of the Parties.

Section 4.        Lead Times and Delay

     4.1 Lead Times. Provided that the Owner submits Forecasts to the Vendor and places Delivery Orders for Products in accordance with Section 5 below, the Vendor will ship Products (other than as specified in the last sentence of this subsection 4.1) ordered by the Owner against such Forecasts within the later of
(i) ten (10) Business Days after receipt and the Vendor's acknowledgement of the Owner's Delivery Order therefor, and (ii) the shipment date specified by the Owner in such Delivery Order pursuant to subsection 5.2(a); provided that the Vendor has acknowledged receipt of such Delivery Order, and the time period from the date of the Vendor's acknowledgement and the specified shipment date is longer than ten (10) Business Days. The Vendor will be able to provide the Owner with specific lead times (which will in no event be in excess of ten (10) days from receipt and acknowledgement by the Vendor of the Owner's Delivery Order subject to the terms of the first sentence of this subsection 4.1) applicable to each Delivery Order for Products at the time the Vendor receives and acknowledges the Owner's Delivery Order therefor.

     4.2 Delivery Delay (a) For each of the first two hundred thousand (200,000) Subscriber Units (and their accompanying Material Accessories) purchased hereunder (the "Initial Fulfillment Units") each day beyond [___________] (the "Delay Grace Period") that the Vendor fails to ship Initial Fulfillment Units (which conform to the Specifications and which were ordered pursuant to a Delivery Order in accordance with the terms of this Agreement) on the applicable date for shipment referred to in subsection 4.1, the Vendor will pay to the Owner as liquidated damages for such late performance (i) for each of the first thirty (30) Business Days beyond such Delay Grace Period an amount equal to [________________] per Business Day (for such thirty (30) Business Day period) of the total price of such Delivery Order and (ii) on the last day of such thirty (30) Business Day period, an amount equal to [________________] of the total price of such Delivery Order; provided that no such delay penalty will be due if the delay is attributable solely to (i) an event constituting a force majeure pursuant to the terms of this Agreement or (ii) an act or omission of the Owner. The Owner may offset the amount of such Delay Penalty against any amounts owed to the Vendor for Products supplied under this Agreement.

     (b) At any time during the Term after all of the Initial Fulfillment Units have been purchased by the Owner pursuant to the terms of this Agreement, for each of the first ten (10) Business Days beyond the applicable Delay Grace Period that the Vendor fails to deliver any Subscriber Units (and their accompanying Material Accessories) in conformance with the Specifications and which were ordered pursuant to a Delivery Order in accordance with the terms of this Agreement, the Vendor will pay to the Owner as liquidated damages for such late performance (i) an amount equal to [________________] per Business Day (for such ten (10) Business Day period) of the total price of such Delivery Order up to an amount equal to [______________] of the total price of such Delivery Order and (ii) on the last day of such ten (10) Business Day period, an amount equal to [___________________] of the total price of such Delivery Order; provided that no such delay penalty will be due if the delay is attributable solely to
(i) an event constituting a force majeure pursuant to the terms of this Agreement or (ii) an act or omission of the Owner. The Owner may offset the amount of any delay penalty against any amounts owed to the Vendor for Products supplied under this Agreement.

     (c) Notwithstanding anything stated in this subsection 4.2 to the contrary, during any time that the Owner is in default under this Agreement for undisputed payments owed to the Vendor the Owner will not be entitled to any of the delay penalties set forth in this subsection 4.2.

     (d) In the event (i) there are delivery delays in any given Annual Supply Period which Vendor fails to cure within the applicable Delay Grace Period, which delivery delays involve the Vendor's failure to timely deliver more than [________________] Subscriber Units, in aggregate, and (ii) the percentage of deliveries of Subscriber Units which are subject to delivery delays in any given Annual Supply Period and which Vendor fails to cure within the applicable Delay Grace Period, exceeds [_________________], then the Owner will have the right, but not the obligation, to terminate this Agreement without any payment or penalty. In the event the Vendor fails to cure any delivery delay within thirty
(30) days from the date delivery was due, the Owner will have the right, but not the obligation, to cancel the Delivery Order subject to such delay without any payment or penalty. With respect to any such cancelled Delivery Order, the Owner will be entitled to receive from the Vendor any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs the Owner would have otherwise incurred hereunder in order to reasonably fulfill (using replacement products with the most comparable features and functionality) such cancelled Delivery Order with any third party supplier acceptable to the Owner.

     (e) Notwithstanding anything in this subsection 4.2 to the contrary, the Vendor will only be obligated to pay to the Owner one-half (1/2) of the Delay Penalties otherwise applicable to the late delivery of Products ordered pursuant to an Excess Delivery Order.

     (f) In the event the Owner exercises its rights under this subsection 4.2 due to a Vendor delivery delay, the remedies for any such Vendor delivery delay as set forth in this subsection 4.2 will be exclusive.

Section 5.        Forecasts and Ordering

     5.1 Forecasts (a) Upon execution of this Agreement and on the first of each month thereafter, the Owner will deliver to the Vendor written forecasts (a "Forecast") specifying its estimate of the quantity of each type of Product that it expects to purchase on a month to month basis during the twelve (12) months following the date of such Forecast (a "Forecast Period"), which shall be treated as follows;

               (i) quantities forecasted to be ordered during the first month of each Forecast Period will be a firm Delivery Order which, pursuant to the terms of this Agreement, must be taken by the Owner in the month indicated. The Owner will place one or more Delivery Orders to purchase Products in accordance with the applicable Forecast;

               (ii) quantities forecasted to be ordered during the second month of each such Forecast Period shall be considered reasonably accurate estimates of prospective Delivery Orders and accordingly, the Owner will issue the Vendor firm Delivery Orders to ensure that at least ninety percent (90%) and not more than one hundred ten percent (110%) of the quantities specified during this segment of the Forecast Period are covered by firm Delivery Orders from the Owner; and

               (iii) quantities forecasted to be ordered during the third month of each such Forecast Period shall be considered reasonably accurate estimates of prospective Delivery Orders and accordingly, the Owner will issue the Vendor firm Delivery Orders to ensure that at least eighty percent (80%) and not more than one hundred twenty percent (120%) of the quantities specified during this segment of the Forecast Period are covered by firm Delivery Orders from the Owner; and

               (iv) quantities forecasted to be ordered during months four (4) through twelve (12) of each such Forecast Period will only be estimates of prospective Delivery Orders, and subsequent Forecasts and actual Delivery Orders may completely vary and be completely changeable by the Owner in its absolute discretion.

     The first Forecast to be delivered by the Owner to the Vendor is attached hereto as Schedule 8 and is expressly accepted by the Vendor. Except with respect to such first Forecast, in no event will the Vendor be required to accept an amount in any given month of a Forecast which is greater than [_____________________] of the average amount forecasted by the Owner for the three months immediately preceding the subject month. In the event the Owner fails to deliver to the Vendor a new Forecast by the first Business Day of any given month, then the new Forecast for such new twelve month period shall be deemed to be the prior Forecast, adjusted by shifting the monthly quantities up one month (i.e, the quantity that used to be forecasted for month two will instead be the quantity for month one) with the new amount forecasted for month twelve being the same as the amount for the new month eleven.

     (b) The Forecasts will be in a format mutually acceptable to the Parties; provided that the form of the first Forecast as set forth in Schedule 8 will at all times be deemed a form acceptable to both Parties.

     5.2 Ordering. (a) In order to be effective, all orders by the Owner for Products will be made by the Owner in the form of written Delivery Orders, specifying the quantity of each type of Product to be purchased and the date or dates on which such Products are required to be shipped to the Owner, the shipping method and the location to which such Products should be shipped; provided that such shipment date will be no earlier than ten (10) Business Days after the date of such Delivery Order; and provided further that the Vendor will use its reasonable efforts to fulfill Delivery Orders in excess of forecasted quantities that the Owner is entitled to turn into firm Delivery Orders pursuant to and in accordance with subsection 5.1 (each an "Excess Delivery Order"). Each Delivery Order will be submitted to the Vendor at Samsung Electronics Company, Ltd., 1501 LBJ Freeway, Suite 410, Dallas, Texas 75234, or any other designated location of the Vendor designated to the Owner in writing by the Vendor from time to time, and will be subject to the acknowledgement by the Vendor in writing to the designated authorized representative of the Owner within five (5) Business Days of receipt of Delivery Orders for Products in Vendor stock. Failure of the Vendor to acknowledge to the Owner in writing receipt of any Delivery Order or Excess Delivery Order shall be deemed to render any such Delivery Order or Excess Delivery Order acknowledged. Notwithstanding subsection 5.2(e) below, to the extent that the Vendor is actually aware that any Delivery Order in any way contradicts or is not otherwise in conformance with the terms of this Agreement, the Vendor agrees to promptly notify the Owner of any such contradiction or non-conformance as soon as possible upon becoming actually aware of such contradiction or non-conformance so that the Owner will have a reasonable opportunity to correct any such contradiction or non-conformance and furthermore to the extent reasonable under the circumstances the Vendor will endeavor to fulfill any such non-conforming Delivery Order ignoring any such non-conformity unless the Owner, after notification from the Vendor, will have expressly refused to accept the fulfillment of such Delivery Order with any such correcting modification.

     (b) [Intentionally Omitted].

     (c) Subject to subsections 3.2 (b) and 3.2(c), any Delivery Order or Excess Delivery Order may, in the Owner's sole and absolute discretion, be postponed once without penalty by written notice from the Owner to the Vendor at any time prior to ninety (90) days immediately prior to the initial shipment date established for such Delivery Order pursuant to the terms of this Agreement for a period not in excess of sixty (60) days from such initial shipment date. If the Owner chooses to postpone a Delivery Order (for a period not in excess of sixty (60) days from the initial shipment date for such Delivery Order) at any time within the ninety (90) days immediately prior to the initial shipment date (a "Late Postponement"), the Owner will pay to the Vendor an amount equal to one half of one percent (1/2%) of the value (based upon the prices set forth in Appendix 1) of any increased Product inventory for each month or portion of a month (such amount to be prorated if such time periods are not whole months) the Vendor is required to carry such increased Product inventory due to such Late Postponement. The Vendor will invoice any such amounts on a monthly basis. In any event and notwithstanding anything to the contrary in this clause (c) of subsection 5.2, no Delivery Order or Excess Delivery Order may be postponed by the Owner (i) within (10) Business Days of the initial shipment date for such Delivery Order or Excess Delivery Order or (ii) if an Owner Event of Default has occurred or is continuing pursuant to subsection 10.8.

     (d) The Vendor will reasonably cooperate with the Owner, and/or any Person designated by the Owner for such purpose, (i) to utilize UPC stock control numbering and other bar-coding requirements relating to inventory processes and systems, and (ii) to develop processes and systems that will maximize delivery logistics. Metric targets will be defined by the mutual good faith agreement of the Parties for acceptable stock out percentages, delivery times and total logistics costs.

     (e) Unless the Parties otherwise expressly agree in writing, each Delivery Order will be deemed to incorporate by reference all of the terms and conditions of this Agreement. Should the terms of any Delivery Order conflict with the terms of this Agreement, the terms of this Agreement will govern unless the Parties expressly agree in writing (signed by a duly authorized representative of both Parties) to the contrary. This Agreement will continue to apply to a Delivery Order pursuant to the terms of this Agreement until all obligations herein and thereunder are performed.

Section 6.  Sales and Technical Support

     6.1 Sales Training. The Vendor will work with the Owner, at the Vendor's sole expense, to provide a sales training program for the distribution channel used by the Owner for Subscriber Units. The goal of this program will be to provide sales training ("Training") to the Owner's personnel on the features of the Subscriber Units, as well as to provide appropriate Product related collateral material. The training program will include, but will not be limited to, the following topics: CDMA; Product features and usage; Subscriber Unit programming, installation and troubleshooting; and such other matters as the Parties may reasonably agree upon from time to time. The target audiences for the training will be the Owner's marketing and sales personnel. These training programs will take place at mutually agreeable locations in each of the Owner's System Areas at least once a year for the first two (2) years after introduction of the Subscriber Units, at no charge to the Owner. Such training program will last for a period of time as reasonably agreed upon by the Parties. The Vendor anticipates that the Owner may want to influence aspects of the training and will design the training program to complement the Owner's marketing and sales effort. Should the Owner request the Vendor to modify the program in such a way as to increase the Vendor's actual expenses, the Owner and the Vendor will negotiate the terms and conditions of implementing the Owner's request in good faith.

     6.2 Sales and Promotional Efforts. (a) In order to ensure that the relationship between the Parties contemplated by this Agreement will be mutually advantageous, and in recognition of the expertise and commitment by the Parties necessary for the effective marketing and support of the Products, the Owner agrees to encourage and develop the sales potential for such Products, to employ competent personnel to meet the demands and needs for marketing and support of the Products, and to encourage the purchase of Products by Agents and Purchasers. Nothing contained in this subsection 6.2(a) will in any way limit or otherwise modify the Vendor's obligations under this Agreement.

     (b) In order to assist the Owner to promote sales of the Products, the Vendor will furnish the Owner, at the Vendor's sole expense, Vendor catalogs, point of sales literature, training documentation, printed technical information, data sheets and other reasonable advertising materials in such quantities and at such time as may be reasonably agreed to by the Parties.

     (c) If the Owner reasonably requires customized Vendor sales and training literature, the content of the Vendor's appropriate existing literature will be provided to the Owner, in the Owner's discretion, at the Vendor's sole expense, in electronic form, or CD-ROM format or artwork to allow the Owner to produce literature and promotional pieces that are of the Owner's style and name. The use of any such literature will be subject to the guidelines established between the Parties pursuant to subsection 8.1(b). In addition, the Vendor hereby grants the Owner a Territory-wide non-exclusive royalty-free license to reprint any Vendor-owned sales literature in connection with the Owner's sales, advertising and promotion of the Products. In addition, the Vendor hereby grants the Owner a non-exclusive royalty-free license to distribute within the Territory any of the Vendor's own sales literature in connection with the Owner's sales, advertising and promotion of the Products; provided that in the event any such literature is in fact distributed outside of the Territory by any Person other than the Owner, the Vendor will not, in such event, take any action for damages of any nature against the Owner under this Agreement or otherwise.

     (d) The Vendor and the Owner agree to reasonably cooperate with each other in the areas of sales and marketing in support of sales of the Vendor's Products to customers of the Owner's telecommunications services.

Section 7.    Intellectual Property Property

     7.1 Intellectual Property Rights Infringement. Subject to the provisions of subsection 7.4, the Vendor agrees that it will defend, at its own expense, all suits and claims against the Owner, its affiliates, directors, officers, agents and employees for infringement or violation (whether by use, sale or otherwise) of any patent, trademark, copyright, trade secret or other intellectual property rights of any third party (collectively, "Intellectual Property Rights"), arising under or in connection with Applicable Law within the Territory covering, or alleged to cover, the Products or any component thereof for its intended use, in the form furnished or as subsequently modified by the Vendor. The Vendor agrees that it will pay all sums, including, without limitation, attorneys' fees and other costs, which, by final judgment or decree, or in settlement of any suit or claim to which the Vendor agrees, may be assessed against the Owner on account of such infringement or violation, provided that:

               (i) the Vendor will be given prompt written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against the Owner or the Vendor of which the Owner has actual knowledge;

               (ii) the Vendor is given full authority to assume control of the defense (including appeals) thereof through its own counsel at its sole expense and will have the sole right to settle any suits or claims without the consent of the Owner; provided that the Vendor has no right and will have no right to agree to injunctive relief against the Owner; provided further that the Vendor will notify the Owner of any proposed settlement prior to the Vendor's acceptance of such settlement; and

               (iii) the Owner will cooperate fully with the Vendor in the defense of such suit or claims and provide the Vendor, at the Vendor's expense, such assistance as the Vendor may reasonably require in connection therewith.

     7.2 The Vendor's Obligation to Cure. If in any such suit so defended all or any part of the Products or the Software or any component thereof is held to constitute an infringement or violation of Intellectual Property Rights and its use is enjoined, or if in respect of any claim of infringement or violation the Vendor deems it advisable to do so, the Vendor will, within ninety (90) days, at its sole cost and expense take one or more of the following actions: (i) procure the right to continue the use of the same without interruption for the Owner;
(ii) replace the infringing Product, Software or component with a noninfringing product, noninfringing Software or a non-infringing component, as applicable, that meets the Specifications; or (iii) modify said Product, Software or any component thereof so as to be noninfringing, provided that the Product, Software or any component thereof as modified meets all of the Specifications. In the event that the Vendor is not able, using best efforts, to cure the infringement pursuant to clause (i), (ii) or (iii) in the immediately preceding sentence, the Vendor will refund to the Owner the full purchase price paid by the Owner for such infringing Products that are returned to the Vendor by the Owner or otherwise at the Vendor's sole cost and expense; provided that the Vendor will have first refunded any such monies for such infringing Products to the Owner. The remedies under this subsection 7.2 will be the sole and exclusive remedies available to the Owner against the Vendor in the event of a claim against the Owner which is covered by subsection 7.1 above.

     7.3 The Vendor's Obligations. The Vendor's obligations under this Section 7 will not apply to (i) any infringement or violation of Intellectual Property Rights caused by modification of any Product, Software or any component thereof by any Person other than the Vendor, its employees or agents acting on the Vendor's behalf or at its direction, or (ii) any infringement caused directly by any such Person's use and maintenance of such Product other than in accordance with the Specifications and the purposes contemplated by this Agreement for use in the Owner's Nationwide Network, except as authorized by the Vendor. The Vendor's indemnification obligations specified in this Section 7 will not apply to any intellectual property infringement caused directly and solely by an Owner Defined Feature.

     7.4 The Owner's Obligations. The Owner agrees that it will defend, at its own expense, and indemnify and hold harmless the Vendor, its affiliates, directors, officers, agents, employees and successors, from and against all suits and claims for infringements or violations of any patent, trademark, copyright, trade secret or other intellectual property rights of any third party
(i) caused directly by the Owner's (or by an affiliate's or agent's if done at the direction of the Owner) modification, use or maintenance of any Product other than in accordance with the Specifications and the terms of this Agreement or the Vendor's written authorization, or (ii) to the extent, but only to such extent, that an intellectual property infringement claim involves any markings or logos specifically requested by the Owner in writing. The Owner agrees that it will pay all sums, including, without limitation, reasonable attorneys' fees, damages, losses, liabilities, expenses and other costs, which, by final judgment or decree, or in settlement of any suit or claim to which the Owner agrees, may be assessed against the Vendor on account of such matters, provided that:

     (a) the Owner will be given prompt written notice of all claims of any such infringement or violation and of any suits or claims brought or threatened against the Vendor or the Owner of which the Vendor has actual knowledge;

     (b) the Owner is given full authority to assume control of the defense (including appeals) thereof through its own counsel at its sole expense and will have the sole right to settle any suits or claims without the consent of the Vendor, provided that the Owner has no right to agree to injunctive relief against the Vendor; provided further that the Owner will notify the Vendor of any proposed settlement prior to the Owner's acceptance of such settlement; and

     (c) the Vendor will cooperate fully with the Owner in the defense of such suit or claims and provide the Owner, at the Owner's expense, such assistance as the Owner may reasonably require in connection therewith, including, but not limited to, implementation of modifications to Products or other manufacturing fixes.

     7.5 Software License. (a) Certain Products sold to the Owner hereunder may contain software in executable code form ("Software"), and, except as otherwise expressly provided herein, all references to "Products" in this Agreement will be deemed to include the accompanying Software, provided that nothing herein will be construed as the sale of any Software to the Owner. The Vendor hereby grants to the Owner a non-exclusive, royalty-free, Territory-wide (provided that Purchaser or Agent use or operation of Products outside of the Territory will in no way be deemed an infringement or violation of the Vendor's license hereunder), perpetual license to use, and sublicense to the Owner's or its Agents' Purchasers or end user customers (in object form only), the Software in each of the Products purchased by the Owner from the Vendor.

     (b) The Owner will not,  without the prior  written  consent of the Vendor:
(i) alter, modify, translate or adapt any Software or create any derivative works based thereon; (ii) copy any Software; or (iii) disclose the Software to any third party except as required by Applicable Law or pursuant to an order of a court of competent jurisdiction or other similar requirement of a Governmental Entity; provided that the Owner will use reasonable efforts to provide the Vendor prior written notice prior to any such disclosure. Except to the extent provided herein, as between the Vendor and the Owner the entire right, title and interest in the Software will remain with the Vendor, and the Owner will not remove any copyright notices or other legends from the Software or any accompanying documentation, without the prior written consent of the Vendor.

     7.6 [Intentionally Omitted].

     7.7 Ownership of Intellectual Property Rights. (a) Except for licenses expressly granted under this Agreement, the sale of Products and the license of Software to the Owner does not convey to the Owner any intellectual property rights in such Products or Software. Neither the sale of Products, the license of any Software, nor any provision of this Agreement will be construed to grant to the Owner, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of the Vendor covering or relating to any other product or invention of the Vendor or any combination of Product or Software with any other product of the Vendor. The foregoing notwithstanding, the Parties understand and agree that from time to time the Owner may devise, develop or otherwise create ideas or other concepts for services or new products which are patentable or otherwise capable of receiving protection from duplication. In such event, the Owner will have the right to patent or otherwise protect such ideas or concepts for its own use and benefit; provided that if such ideas or concepts are based upon the Vendor's proprietary intellectual property, the Owner and the Vendor will have joint ownership of any such right.

     (b) The Owner hereby acknowledges and agrees that nothing herein gives it any right, title or interest in the Mark. The Owner will not challenge the validity of the Vendor's ownership of or right to use of the Mark or the Vendor's copyrights, nor otherwise impair the interest of the Vendor in the Mark or such copyrights. Except as specifically provided for under this Agreement, the Owner will not use any mark which is confusingly similar to, or a colorable imitation of the Mark. The Owner will use the Products and Software furnished by the Vendor in accordance with the terms of this Agreement, and the Owner will not, directly or indirectly, disassemble, decompile, reverse engineer, or analyze or copy the physical construction of, any of the Products or Software or any component thereof for any purpose other than as permitted by the Vendor.

     7.8 Intellectual Property. Subject to the Vendor's then existing reasonable marketing policies, if any, with respect to Products sold hereunder, the Vendor grants the Owner rights to state that it is using the Vendor's Products in the Owner's marketing, advertising or promotion of the Nationwide Network, any PCS System, any part thereof or any Product. Subject to the Vendor's then existing reasonable marketing policies, if any, with respect to Products sold hereunder the Owner has the right to use for such marketing, advertising or promotion the Vendor's advertising and marketing materials (including pamphlets and brochures) provided to the Owner by the Vendor describing the Nationwide Network, any PCS System, any part thereof or any Product. Other than as set forth in this subsection 7.8 or subsections 3.17 or 6.2, the Owner has the right to use the trademarks and service marks of the Vendor in the Owner's marketing, advertising and promotion of the Nationwide Network, any PCS System, any part thereof or any Product only with the written consent of the Vendor, such consent not to be unreasonably withheld, subject to and in accordance with the terms of subsection 8.1.

     7.9 Request for Custom Development. (a) From time to time, the Owner may have requirements for custom Software (including, but not limited to, development of identified features or modifications to Software or Software Enhancements) or custom development of Products (including, but not limited to, development of identified features or modifications to Products or Product Enhancements) to be provided by the Vendor under this Agreement (the "Custom Material"). If the Owner has a requirement for Custom Material that is a specific enhancement or modification of a previously licensed feature or of previously purchased Products, the Owner will identify to the Vendor in writing a summary of any such proposed development of Custom Material. Such summary will provide a description of any proposed Custom Material sufficient to enable the Vendor to determine the general demand for, and its plans, if any, to develop the same or similar Products. The Vendor will respond to such summary within twenty (20) Business Days after receipt thereof and indicate if it has the ability to fulfill a subsequent Request for Proposal ("RFP") from the Owner for such development of Custom Material.

     (b) If the Vendor decides in good faith that it does not have the technical ability or the capacity to fulfill a RFP for such Custom Material development, the Vendor's response pursuant to subsection 7.9(a) will (i) provide the Owner an explanation of why it cannot fulfill such RFP and (ii) use reasonable diligence to work with the Owner to identify an alternative source for such development reasonably acceptable to the Owner. In determining whether the Vendor has the technical ability or the capacity to fulfill the RFP, the Vendor may consider the following factors: (i) the Vendor's likelihood of recovering the costs for performing such development; (ii) the impact of such development on the Vendor's actual outstanding commitments to perform work for other Customers and to pursue strategic development activities; and (iii) whether the Vendor can perform the work utilizing existing software development staff without stopping work underway.

     7.10 Vendor Response. After reviewing an RFP issued to the Vendor from the Owner for such Custom Material, the Vendor will respond to the Owner within twenty (20) Business Days, unless otherwise agreed by the Parties, stating the terms and conditions upon which the Vendor would be willing to undertake such development, including, but not limited to, a listing of specifications, custom development charges, planned license fees and a proposed delivery schedule.

     7.11 License to Use Vendor Patents. In consideration of the purchase of Products from the Vendor, the Vendor hereby grants to the Owner, under patents associated with such Products or parts thereof and which the Vendor owns or has a right to license ("Vendor Patents"), a Territory-wide (provided that Purchaser or Agent use or operation of Products outside of the Territory will in no way be deemed an infringement or violation of the Vendor's license hereunder), royalty-free, non-exclusive license (the "Patent License") to utilize the Vendor Patents in connection with the Owner's provision of telecommunications services utilizing or in connection with the Products. The Patent License includes the right to use not only the Products licensed or purchased hereunder, but also combinations of the Products and the Software therein with other equipment and software which are utilized by the Owner in the provision of such telecommunications services; provided that in accordance with subsection 7.7 the Owner and the Vendor will mutually agree in good faith as to the development, use and licensing of any new products, features or services (not contemplated by this Agreement prior to the creation of any such new product, feature or service) emanating directly from any such combination not previously contemplated by the terms of this Agreement. The scope of the Patent License will extend only to the right to use and/or the right to sell, but not manufacture, the Product or Products to which such Patent License relates. The Patent License includes only those patents existing on the Effective Date. The Patent License will continue for the entire unexpired term of the last to expire of such Vendor Patents.

Section 8.   Proprietary Information

     8.1 Public Statements and Advertising. (a) Except as consented to by the Owner (such consent not to be unreasonably withheld) or as otherwise specifically set forth herein, the Vendor will not issue any public statement relating to or in any way disclosing any aspect of the work contemplated by this Agreement, the Nationwide Network, any Owner PCS System or any Product including the scope, the specific terms of this Agreement, extent or value of the work contemplated by this Agreement, the Products and/or the Nationwide Network or any Owner PCS System. Except as otherwise consented to by the Vendor (such consent not to be unreasonably withheld) the Owner will not issue any public statement (or any private statement unless required in the performance of the work contemplated by this Agreement) relating to or in any way disclosing any aspect of the work contemplated by this Agreement or any Product, including the scope, the specific terms of this Agreement, the extent or value of the work contemplated by this Agreement and/or the Products. The Vendor agrees not to use for publicity purposes any photographs, drawings and/or materials describing any PCS System or any part of the Nationwide Network (other than Vendor Products), without obtaining the prior written consent of the Owner, such consent not to be unreasonably withheld. The obligations of the Parties under this subsection 8.1 are in addition to their respective obligations pursuant to subsection 8.2 but in no way limit the exceptions to public disclosure specifically referred to in subsection 8.2(a) clauses (i) through (vii). This subsection 8.1 will in no way limit (i) either Party from responding to customary press inquiries or otherwise making public or private statements not otherwise disclosing Proprietary Information or the specific terms of this Agreement in the normal course of its business and/or in connection with the obligations hereunder or (ii) the provision of necessary information to prospective suppliers and the Vendor's or the Owner's personnel, agents or consultants.

     (b) Each Party will submit to the other proposed copies of all advertising (other than public statements or press releases pursuant to and in accordance with the last sentence of subsection 8.1(a) above) wherein the name, trademark or service mark of the other Party or its Affiliates or affiliates is mentioned; and neither Party will publish or use such advertising without the other Party's prior written approval. Such approval will be granted as promptly as possible and will not be unreasonably withheld. The Parties acknowledge that the obtaining of prior written approval for each such use pursuant to this subsection 8.1(b) may be an administrative burden. From time to time at the request of either Party, the Owner and the Vendor will establish mutually acceptable guidelines that will constitute pre-authorization for the uses specified therein. Such guidelines will be subject to change from time to time at the reasonable request of either Party subject to the mutual agreement of the Parties.

     8.2 Confidentiality. (a) Except as provided below, all information, including without limitation all oral and written information (including, but not limited to, determinations or reports by arbitrators pursuant to the terms of this Agreement), disclosed to the other Party is deemed to be confidential, restricted and proprietary to the disclosing Party (hereinafter referred to as "Proprietary Information"). Each Party agrees to use the Proprietary Information received from the other Party only for the purpose of this Agreement. Except as specified in this Agreement, no other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the Parties. Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement. The receiving Party must provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information but in no event will the receiving Party fail to use reasonable care under the circumstances to avoid disclosure or unauthorized use of Proprietary Information. All Proprietary Information must be retained by the receiving Party in a secure place with access limited to only such of the receiving Party's employees, subcontractors, suppliers or agents who need to know such information for purposes of this Agreement and to such third parties as the disclosing Party has consented to by prior written approval. All Proprietary Information, unless otherwise specified in writing (i) remains the property of the disclosing Party,
(ii) must be used by the receiving Party only for the purpose for which it was intended, and (iii) such Proprietary Information, including all copies of such information, must be returned to the disclosing Party or destroyed after the receiving Party's need for it has expired or upon request of the disclosing Party, and, in any event, upon termination of this Agreement. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that Proprietary Information not returned to the disclosing Party has been destroyed. For the purposes hereof, Proprietary Information does not include information that:

               (i) is published or is otherwise in the public domain through no fault of the receiving Party at the time of any claimed disclosure or unauthorized use by the receiving Party;

               (ii) prior to disclosure pursuant to this Agreement is properly within the legitimate possession of the receiving Party as evidenced by reasonable documentation to the extent applicable;

               (iii)subsequent to disclosure pursuant to this Agreement is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

               (iv) is independently developed by the receiving Party or is otherwise received through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

               (v) is transmitted to the receiving Party after the disclosing Party has received written notice from the receiving Party, after termination or expiration of this Agreement, that it does not desire to receive further Proprietary Information;

               (vi) is obligated to be produced under order of a court of competent jurisdiction or other similar requirement, rule or regulation of a Governmental Entity, so long as the Party required to disclose the information provides the other Party with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality; or

               (vii) the disclosing Party agrees in writing is free of such restrictions.

     Because damages may be difficult to ascertain, the Parties agree that, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this subsection 8.2. Each Party represents and warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other Party pursuant to this Agreement, and each Party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party's proprietary information. Otherwise, neither Party makes any representation or warranty, express or implied, with respect to any Proprietary Information.

Section 9.    Indemnification/Limitation of Liability

     9.1 Vendor Indemnity. (a) The Vendor will indemnify and hold the Owner and its affiliates, partners, directors, officers, agents and employees (the "Indemnitees") harmless from and against all third party claims, demands suits, proceedings, damages, costs, expenses, liabilities, including, without limitation, reasonable legal fees (collectively, "Liabilities") brought against or incurred by any Indemnitee for (i) injury to persons, or (ii) loss or damage to any property, or (iii) any other liability, resulting from any act or omission, of the Vendor in the performance of this Agreement. If the Vendor and the Owner jointly cause such Liabilities, the Parties will share the liability in proportion to their respective degree of causal responsibility.

     (b) The Vendor's obligation to indemnify under subsection 9.1(a) with respect to any Liability will not arise unless the Indemnitee (i) notifies the Vendor in writing of such potential Liability within a reasonable time after the Indemnitee is aware of such potential Liability; provided that the lack of providing such notice will not affect the Vendor's obligation hereunder (A) if the Vendor otherwise has actual knowledge of such Liability and (B) unless such lack of notice is the cause of the Vendor being unable to adequately and reasonably defend such Liability, (ii) gives the Vendor the opportunity and authority to assume the defense of and settle such Liability, subject to the provisions set forth below, and (iii) furnishes to the Vendor all such reasonable information and assistance available to the Owner (or other Indemnities) as may be reasonably requested by the Vendor and necessary for the defense against such Liability. The Vendor will assume on behalf of the Indemnitee and conduct in good faith the defense of such Liability with counsel (including in-house counsel) reasonably satisfactory to the Indemnitee; provided that the Indemnitee will have the right to be represented therein by advisory counsel of its own selection and at its own expense. If the Indemnitee will have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Vendor, the Indemnitee will have the right to select separate counsel reasonably satisfactory to the Vendor to participate in the defense of such action on its own behalf at such Indemnitee's expense. In the event the Vendor fails, after written demand by such Indemnitee, to defend any Liability as to which an indemnity should be provided under subsection 9.1(a), then the Indemnitee may, at the Vendor's expense, contest or settle such matter without the Vendor's consent. All payments, losses, damages and reasonable costs and expenses incurred in connection with such contest, payment or settlement controlled by such Indemnitee will be to the Vendor's account. The Vendor will not settle any such Liability without the consent of the Indemnitee, which consent will not be unreasonably withheld. This indemnity is in lieu of all other obligations of the Vendor, expressed or implied, in law or in equity, to indemnify the Indemnitees (except those other indemnity obligations expressly set forth in this Agreement).

     (c) EXCEPT AS EXPRESSLY SET FORTH IN SUBSECTIONS 3.7, 3.8 AND 3.10 OF THIS AGREEMENT, THE VENDOR MAKES NO WARRANTIES AS TO PRODUCTS, SOFTWARE, TECHNOLOGY, MATERIALS, SERVICES, INFORMATION OR OTHER ITEMS IT FURNISHES TO THE OWNER, AGENTS OR PURCHASERS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THAT SUCH ITEMS ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

     (d) EXCEPT AS PROVIDED IN SUBSECTIONS 3.2(c), 4.2, 7.1, 7.4 AND 9.2 HEREOF NEITHER PARTY WILL BE LIABLE TO THE OTHER (ITS AGENTS OR, IN THE CASE OF THE VENDOR, THE PURCHASERS) FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OR ANY OTHER INDIRECT LOSSES OR DAMAGES ARISING OUT OF THIS AGREEMENT, THE DELIVERY OR THE FAILURE TO DELIVER ANY OF THE PRODUCTS OR ANY COMPONENT THEREOF, ANY BREACH OF THIS AGREEMENT, THE FAILURE OF THE PRODUCTS TO PERFORM AS WARRANTED OR OTHERWISE OR ANY RESULTING OBLIGATION, OR THE USE OR INABILITY TO USE OF ANY PRODUCTS DELIVERED PURSUANT TO THIS AGREEMENT, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, FOR TORT, OR ANY OTHER CAUSE OF ACTION.

     EXCEPT AS PROVIDED IN SUBSECTIONS 3.2(c), 4.2, 7.1, 7.4 AND 9.2 HEREOF IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER (ITS AGENTS OR, IN THE CASE OF THE VENDOR, THE PURCHASERS) FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS OF ANY NATURE WHICH MAY ARISE IN CONNECTION WITH THE USE, DISTRIBUTION, INSTALLATION, REMOVAL, MAINTENANCE OR SUPPORT OF PRODUCTS AND/OR SOFTWARE (SEPARATELY OR IN COMBINATION WITH EACH OTHER OR WITH OTHER PRODUCTS AND/OR SOFTWARE NOT PROVIDED BY VENDOR) BY OWNER, AGENTS AND ANY PURCHASER PURSUANT TO OR UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIMS ARE BASED OR REMEDIES ARE SOUGHT IN WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE, EVEN IF THE CLAIMANT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

     9.2 Vendor Damages for Fraud. The Vendor will be responsible for all (including, but not limited to, actual, consequential, incidental and special) damages incurred by the Owner as a result of any damage or injury caused by or resulting from the fraud of the Vendor.

     9.3 Owner Indemnity. (a) The Owner will indemnify and hold the Vendor and its affiliates, partners, directors, officers, agents and employees (the "Vendor Indemnitees") harmless from and against all third party claims, demands, suits, proceedings, damages, costs, expenses and liabilities, including, without limitation, reasonable legal fees (collectively, "Vendor Liabilities") brought against or incurred by any Vendor Indemnitee for (i) injury to persons, or (ii) loss or damage to any property, or (iii) any other liability, in each instance resulting from any act or omission of the Owner in the performance of this Agreement. If the Vendor and the Owner jointly cause such Vendor Liabilities, the Parties will share the liability in proportion to their respective degree of causal responsibility.

     (b) The Owner's obligation to indemnify under subsection 9.3(a) with respect to any Vendor Liability will not arise unless the Vendor Indemnitee (i) notifies the Owner in writing of such potential Vendor Liability within a reasonable time after the Vendor Indemnitee is aware of such potential Vendor Liability; provided that the lack of providing such notice will not affect the Owner's obligation hereunder (A) if the Owner otherwise has actual knowledge of such Vendor Liability and (B) unless such lack of notice is the cause of the Owner being unable to adequately and reasonably defend such Vendor Liability,
(ii) gives the Owner the opportunity and authority to assume the defense of and settle such Vendor Liability, subject to the provisions of the next two sentences, and (iii) furnishes to the Owner all such reasonable information and assistance (including, but not limited to, reasonable manufacturing modifications) available to the Vendor (or other Vendor Indemnitees) as may be reasonably requested by the Owner and necessary for the defense against such Vendor Liability. The Owner will assume on behalf of the Vendor Indemnitee and conduct in good faith the defense of such Liability with counsel (including in-house counsel) reasonably satisfactory to the Vendor Indemnitee; provided that the Vendor Indemnitee will have the right to be represented therein by advisory counsel of its own selection and at its own expense. If the Vendor Indemnitee will have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Owner, the Vendor Indemnitee will have the right to select separate counsel reasonably satisfactory to the Owner to participate in the defense of such action on its own behalf at such Vendor Indemnitee's expense. In the event the Owner fails, after written demand by such Vendor Indemnitee, to defend any Vendor Liability as to which an indemnity should be provided under subsection 9.3(a), then the Vendor Indemnitee may, at the Owner's expense, contest or settle such matter without the Owner's consent. All payments, losses, damages and reasonable costs and expenses incurred in connection with such contest, payment or settlement by such Vendor Indemnitee will be to the Owner's account. The Owner will not settle any such Vendor Liability without the consent of the Vendor Indemnitee, which consent will not be unreasonably withheld. This indemnity is in lieu of all other obligations of the Owner, expressed or implied, in law or in equity, to indemnify the Vendor Indemnitees (except those other indemnity obligations expressly set forth in this Agreement).

Section 10.   Termination

     10.1 Termination. This Agreement will terminate on the End Date, unless extended by mutual agreement of the Parties hereto, in accordance with Section 2, or unless sooner terminated as provided herein. Any such termination in accordance with the terms of this Section 10 will in no way terminate, modify, amend or otherwise affect the Vendor's warranties or indemnities hereunder (or the enforceability thereof) in connection with Products sold pursuant to the terms of this Agreement.

     10.2 Termination For Cause. In addition to any other termination right provided the Owner pursuant to the terms of this Agreement, the Owner has the right to terminate this Agreement in its entirety without any penalty or payment obligation upon the occurrence of any Vendor event of default (each a "Vendor Event of Default") as set forth below. The occurrence of any of the following will constitute a Vendor Event of Default:

     (a) the Vendor (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or
(iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment; or

     (b) the Vendor commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

     (c) the Vendor violates any Applicable Law and the effect of such violation materially impairs the Vendor's ability to perform its obligation under this Agreement; or

     (d) the Vendor fails to comply with subsection 11.18; or

     (e) the Vendor breaches any other provision of this Agreement and the effect of such breach materially impairs the Vendor's ability to perform its obligations under this Agreement.

     10.3 Remedies. If any of the Vendor Events of Default exists and is continuing, the Owner may, without prejudice to any other rights or remedies of the Owner in this Agreement or at law or in equity (except as such legal or equitable remedies may be limited by this Agreement), terminate this Agreement upon written notice to the Vendor; provided that the Owner will have first provided to the Vendor the following periods of notice and opportunity to cure:

               (i) in the case of an Event of Default specified in subsections 10.2(a) and 10.2(b), no notice or opportunity to cure will be required from the Owner; and

               (ii) in the case of any other Event of Default by the Vendor, the Owner will have provided thirty (30) days' prior written notice, and the Vendor will have failed to diligently pursue such cure and failed to remedy the breach entirely by the end of said thirty (30) day notice period.

     10.4 Discontinuance of Supply. Upon such notification of termination, the Vendor must immediately discontinue all supply of Products.

     10.5 Payments. When the Owner terminates this Agreement pursuant to subsection 10.2, notwithstanding anything herein to the contrary, the Owner may withhold payments in amounts that it reasonably believes are in dispute (any such amount a "Disputed Amount"), if any, at such time to the Vendor for the purposes of offset of amounts owed to the Owner pursuant to the terms of this Agreement, until such time as the exact amount of damages due to the Owner from the Vendor is fully determined; provided that in such event the Owner will deposit any such Disputed Amounts in an escrow account with a reasonable unaffiliated escrow agent of national reputation for the duration of any such dispute.

     10.6 Costs. In the event of a termination due to a Vendor Event of Default, the Owner will be entitled from the Vendor to reasonable out of pocket increased costs incurred by the Owner for products purchased from other vendors to replace the Vendor's Products. The amount to be paid by the Vendor pursuant to this subsection 10.6 will survive termination of this Agreement and will be subject to the limitations of liability in this Agreement.

     10.7 Continuing  Obligations.  Termination of this Agreement for any reason
(i) will not relieve either Party of its obligations with respect to the confidentiality of the Proprietary Information as set forth in subsection 8.2,
(ii) will not relieve either Party of any obligation which applies to it and which expressly or by implication survives termination, and (iii) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either Party, will not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination.

     10.8 The Vendor's Right to Terminate. The Vendor has the right to terminate this Agreement in its entirety without any penalty or payment obligations, upon the occurrence of any of the following (each an "Owner Event of Default"):

     (a) the Owner (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, or
(iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment; or

     (b) the Owner commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or

     (c) the Owner fails to (i) make payments of undisputed amounts (considered separately and not in aggregate) of less than ten million ($10,000,000) due to the Vendor pursuant to the terms of this Agreement, provided that such failure has continued for at least fifteen (15) days after the Vendor has provided the Owner with written notice of its intent to so terminate on account of such overdue amount or (ii) make payments of undisputed amounts in excess of ten million ($10,000,000) due to the Vendor pursuant to the terms of this Agreement, provided that such failure has continued for at least forty-five (45) days after the Vendor has c) the Owner fails to (i) make payments of undisputed amounts (considered separately and not in aggregate) of less than ten million ($10,000,000) due to the Vendor pursuant to the terms of this Agreement, provided that such failure has continued for at least fifteen (15) days after the Vendor has provided the Owner with written notice of its intent to so terminate on account of such overdue amount or (ii) make payments of undisputed amounts in excess of ten million ($10,000,000) due to the Vendor pursuant to the terms of this Agreement, provided that such failure has continued for at least forty-five (45) days after the Vendor has provided the Owner with written notice of its intent to so terminate on account of such overdue amount; or

     (d) the Owner repeatedly and materially breaches subsection 8.2 notwithstanding the fact that the Vendor will have provided the Owner with prior written notice describing the alleged material breaches and will have given the Owner a reasonable time to cure any such breaches; or

     (e) the Owner fails to comply with subsection 11.19; or

     (f) the Owner violates any Applicable Laws, and the effect of such violation materially impairs the Owner's ability to perform its obligations under this Agreement; or

     (g) the Owner fails to purchase in any of the respective Annual Supply Periods the First Annual Minimum Commitment, the Second Annual Minimum Commitment and the Third Annual Minimum Commitment, as applicable and as such Annual Minimum Commitments may reduced from time to time in accordance with the terms of this Agreement; or

     (h) the Owner otherwise materially breaches any provision of this Agreement which such material breach it has not cured within a reasonable time after notification by the Vendor thereof.

     10.9 Vendor Remedies. If any of the Owner Events of Default exists and is continuing, the Vendor may, without prejudice to any rights or remedies of the Vendor in this Agreement or at law or in equity (except as such legal or equitable remedies may be limited by this Agreement), terminate this Agreement
(i) immediately upon the occurrence of any Owner Event of Default specified in clauses (a), (b), (c), (d) and (h) and (ii) after thirty (30) days prior written notice upon the occurrence of any other Owner Event of Default. All amounts owed by the Owner to the Vendor prior to any such termination shall be payable immediately upon termination. Notwithstanding anything set forth in this Agreement, immediately upon the occurrence of any Owner Event of Default the Vendor shall have the right, without any penalty or payment obligations, to suspend Vendor's performance with respect to manufacturing Products, to stop shipment of all Products subject to Delivery Orders, and to recall, if possible, all Products subject to unfulfilled or undelivered Delivery Orders.

Section 11.   General Provisions

     11.1 Assignment. (a) Except as otherwise permitted herein, neither this Agreement nor any portion hereof may be assigned by either Party without the express prior written consent of the other Party provided that such consent will not be unreasonably withheld. Notwithstanding anything stated herein to the contrary, the Owner may assign its rights under this Agreement to any wholly owned direct or indirect operating subsidiary of Sprint Spectrum Holding
Company, L.P., a Delaware limited partnership. The Owner may, without the consent of the Vendor, collaterally assign its rights hereunder (including, but not limited to, all licenses with respect to the Software) to the parties providing financing for any part of the Nationwide Network under a collateral trust for the benefit of one or more other entities providing financing for any part of the Nationwide Network or similar arrangement for the benefit of the entities providing for the financing for any part of the Nationwide Network, in either case. If requested by the Owner, the Vendor, will within seven (7) days of such request, provide a written consent to any such assignment; provided that such consent will permit reassignment if the financing parties exercise their remedies under the documents for such financing subject to reasonable standards as to (i) the creditworthiness of the assignee and (ii) the fact that the assignee is not at such time a direct competitor of the Vendor or of its subsidiaries. The foregoing rights and obligations are in addition to those set forth in subsection 11.2. Any attempted assignment in violation of the terms of this Agreement will be null and void.

     (b) Notwithstanding anything contained in this subsection 11.1 to the contrary, the Owner acknowledges and agrees that unless the Owner receives prior written notice from the Vendor to the contrary, that effective automatically at 5:00 p.m. New York City time on January 2, 1997 (the "Assignment Date") all of the Vendor's rights hereunder will be assigned by the Vendor to Samsung Telecommunications America, Inc., a Delaware corporation ("Samsung America") and simultaneous therewith Samsung America will automatically assume all of the Vendor's obligations under this Agreement and for all purposes under this Agreement the term "Vendor" will be deemed to mean Samsung America; provided that nothing contained herein will in any way diminish or otherwise affect the Vendor's ongoing liability and obligations after the Assignment Date to the Owner under this Contract upon the default, breach or other failure to perform by Samsung America. On or immediately prior to the Assignment Date the Vendor and Samsung America will deliver to the Owner a written notice (the "Assignment Notice") verifying the assignment to Samsung America contemplated herein and confirming Samsung Electronics Co., Ltd.'s ongoing liability under and pursuant to the terms of this Agreement. Furthermore, the Assignment Notice will state that as of the Assignment Date the representations and warranties set forth in subsection 13.1 are true and correct.

     11.2 Successors and Assigns. This Agreement will bind and inure to the benefit of the Parties to this Agreement, their successors and permitted assigns.

     11.3 Survival of Obligations. The Parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, including but not limited to those rights and obligations of the Parties set forth in subsections 3.7, 3.8, 10.6 and 10.9 and Sections 7, 8 and 9, will survive such termination, cancellation or expiration.

     11.4 Severability. If any provision in this Agreement will be held to be invalid or unenforceable, the remaining portions will remain in effect. In the event such invalid or unenforceable provision is considered an essential element of this Agreement, the Parties will promptly negotiate a replacement provision.

     11.5 Non-waiver. No waiver of the terms and conditions of this Agreement, or the failure of either party strictly to enforce any such term or condition on one or more occasions will be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

     11.6 Compliance with United States Regulations. Nothing contained in this Agreement will require or permit the Owner or the Vendor to do any act inconsistent with the requirements of (a) the regulations of the United States Department of Commerce, or (b) the foreign assets controls or foreign transactions controls regulations of the United States Treasury Department, or
(c) any Applicable Law, regulation or executive order as the same may be in effect in the Territory from time to time.

     11.7 Notices. All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement will be in writing and will be mailed to the party to whom notice is to be given, by facsimile, and confirmed by first class mail, postage prepaid, and properly addressed as follows (in which case such notice will be deemed to have been duly given on the day the notice is first received by the party):
SPRINT SPECTRUM L.P.
4717 Grand Avenue
Kansas City, Missouri 64112
Attention: Vice President, Business Development
Facsimile No.: (816) 559-6040
Telephone No.: (816) 559-6000

with a copy to:

SPRINT SPECTRUM L.P.
4717 Grand Avenue
Kansas City, Missouri 64112
Attention: Vice President and General Counsel
Facsimile No.: (816) 559-2591
Telephone No.: (816) 559-2500


SAMSUNG ELECTRONICS CO., LTD.
9th Floor, Joong-ang Daily News Bldg.
7, Soonhwa-dong,
Choong-Ku,
C.P.O. Box 2775
Seoul, Korea
Attention:   Mr. S.N. Lee
             General Manager of International
             Sales Wireless Products Group
Facsimile No.: (010) 82-2-751-6071
Telephone No.: (010) 82-2-751-6049

with a copy to:

SAMSUNG ELECTRONICS CO., LTD./
SAMSUNG TELECOMMUNICATIONS AMERICA, INC.
1501 LBJ Freeway, Suite 410
Dallas, Texas 75234
Attention:   Mr. H.J. Lee
             Director of Strategic Business
             Development Team
Facsimile No.: (214) 484-6630
Telephone No.: (214) 484-6004

     The above addresses can be changed by providing notice to the other Party in accordance with this subsection 11.7.

     11.8 Dispute Resolution. (a) Subject to subsections 10.3, 10.8, 10.9 and subsection 11.10, in the event any controversy, claim, dispute, difference or misunderstanding arises out of or relates to this Agreement, any term or condition hereof, any of the work to be performed hereunder or in connection herewith, the respective System Managers of the Owner and the Vendor will meet and negotiate in good faith in an attempt to amicably resolve such controversy, claim, dispute, difference or misunderstanding in writing. Such System Managers must meet for this purpose within ten (10) Business Days, or such other time period mutually agreed to by the Parties, after such controversy, claim, dispute, difference or misunderstanding arises. If the Parties are unable to resolve the controversy, claim, dispute, difference or misunderstanding through good faith negotiations within such ten (10) Business Day period, each Party will, within five (5) Business Days after the expiration of such ten (10) Business Day period, prepare a written position statement which summarizes the unresolved issues and such Party's proposed resolution. Such position statement must be delivered by the Vendor to the Owner's Vice President of Engineering or Operations or then equivalent officer and by the Owner to the Vendor's corresponding officer or representative for resolution within (5) Business Days, or such other time period mutually agreed to by the Parties.

     (b) If the Parties continue to be unable to resolve the controversy, claim, dispute, difference or misunderstanding, either Party may initiate arbitration in accordance with the provisions of subsection 11.9. The arbitrators hired or otherwise chosen pursuant to and in accordance with the terms of this Agreement will determine issues of arbitrability pursuant to the terms of this Agreement but may not in any way limit, expand or otherwise modify the terms of this Agreement nor will they have any authority to award punitive or other damages in excess of compensatory damages (other than as specifically set forth in this Agreement) and each Party irrevocably waives any such claim thereto when invoking the arbitration provisions of subsection 11.9.

     11.9 Arbitration. (a) An arbitration proceeding initiated by either Party under this Agreement with respect to any controversy, claim, dispute, difference or misunderstanding will be conducted in New York in accordance with the Commercial Arbitration rules of the AAA, except that, at the request of either Party, a stenographic transcript of the testimony and proceedings will be taken and the arbitrators will base their decision upon the records and briefs of the Parties.

     (b) Such arbitration will be initiated by either Party by notifying the other Party in writing and will be settled before three (3) impartial arbitrators, one of whom will be named by the Owner, one by the Vendor and the third by the two arbitrators appointed by the Owner and the Vendor, respectively. All of the named arbitrators will have significant experience in the wireless telecommunications industry. If either the Owner or the Vendor fails to select an arbitrator within ten (10) days after notice has been given of the initiation of the arbitration, the officer in charge of the New York office of the AAA will have the right to appoint the other arbitrator, and the two arbitrators thus chosen will then select the third arbitrator.

     (c) Except as the Parties may otherwise mutually agree, the arbitration hearings will commence within fifteen (15) Business Days after a Party's initiation of the arbitration. The Federal Rules of Evidence will apply and reasonable discovery, including depositions, will be permitted. Discovery issues will be decided by the arbitrators and post-hearing briefs will be permitted.

     (d) The arbitrator will render a decision within ten (10) days after the conclusion of the hearing(s) and submission of post-hearing briefs and a written opinion setting forth findings of fact and conclusions of law will be made available to the Parties within that time period. The decision of the majority of the arbitrators regarding the matter submitted will be final and binding upon the Parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (e) Each Party will pay for the services and expenses of the arbitrator appointed by it, its witnesses and attorneys, and all other costs incurred in connection with the arbitration (including, without limitation, the cost of the services and expenses of the arbitrator appointed by the two arbitrators appointed by the Parties) will be paid in equal part by the Parties, unless the award will specify a different division of the costs. Unless otherwise specifically stated in this Agreement, during the pendency of any arbitration proceedings, the Parties agree to continue to perform their obligations hereunder in the same manner as prior to the institution of arbitration proceedings.

     11.10 Other Remedies. Notwithstanding anything to the contrary herein contained, each Party will be entitled to pursue any equitable rights and remedies that are available at law or in equity without complying with subsection 11.9.

     11.11 Tolling. All applicable statutes of limitation will be tolled to the extent permitted by Applicable Law while the dispute resolution procedures specified in subsections 11.8 and 11.9 are pending, and nothing herein will be deemed to bar any Party from taking such action as the Party may reasonably deem to be required to effectuate such tolling.

     11.12 GOVERNING LAW AND FORUMS. THIS AGREEMENT IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK PERTAINING TO CONTRACTS AND AGREEMENTS MADE AND/OR PERFORMED IN NEW YORK. THIS AGREEMENT AND THE WORK TO BE PERFORMED HEREUNDER WILL BE DEEMED TO BE MADE, EXECUTED AND PERFORMED IN THE STATE OF NEW YORK. THE VENDOR AND THE OWNER EACH HEREBY IRREVOCABLY (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WHICH COURT WILL HAVE EXCLUSIVE JURISDICTION OVER ANY CONTROVERSY ARISING OUT OF THIS AGREEMENT, (B) CONSENTS TO THE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH COURT AND CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND; (D) WAIVE A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR
PROCEEDING. SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING SHOULD BE DEEMED EFFECTIVE IF MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE OWNER OR THE VENDOR, AS THE CASE MAY BE, AT THE ADDRESSES INDICATED IN SUBSECTION 11.7 HEREOF AND IN THE MANNER SET FORTH IN SUCH SUBSECTION 11.7. NOTHING IN THIS SUBSECTION 11.12 WILL AFFECT THE RIGHT OF THE OWNER OR THE VENDOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     11.13 Entire Agreement. This Agreement, together with all Appendices, Exhibits and Schedules attached hereto and the Side Letter Agreement dated as of the date hereof between the Owner and the Vendor with respect to certain payments by the Vendor to the Owner, which are all incorporated herein by this reference, constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment to this Agreement will be effective unless made in writing and signed by duly authorized representatives of each of the Parties. Except as otherwise provided in this Agreement, any additional or inconsistent terms stated by the Owner in any Delivery Order issued hereunder will be of no force or effect other than to express types and quantities of Products ordered and shipment destinations.

     11.14 Improvements, Inventions and Innovations. All rights in any improvements, inventions, and innovations made by the Owner will vest in the Owner, and the Owner and its Affiliates will have the right to exploit such improvements, inventions, and innovations. All rights in any improvements, inventions and innovations made by the Vendor will vest in the Vendor, and the Vendor and its affiliates will have the right to exploit such improvements, inventions and innovations.

     11.15 Conflicts. In the event of any conflict or inconsistency among the provisions of this Agreement and the documents attached hereto and incorporated herein, such conflict or inconsistency will be resolved by giving precedence to this Agreement and thereafter to the Exhibits, Schedules and the Appendices.

     11.16 Independent Contractors. The relationship between the Vendor and the Owner pursuant to this Agreement is that of independent contractors. The Vendor and the Owner are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship pursuant to this Agreement other than independent contracting parties.

     11.17 Force Majeure. If the performance of this Agreement (including without limitation any deliveries hereunder) is interfered with by reason of any unforeseen circumstance beyond the reasonable control of the Party affected, including without limitation, fire, acts of God or the public enemy, riots and insurrections, fire, strikes, boycotts or lockouts, embargoes, judicial action, lack of or inability to obtain export permits or approvals, components and acts of civil or military authorities, then the Party affected will be excused from such performance on a day-for-day basis to the extent of such interference (and the other Party will likewise be excused from performance on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with); provided that the Party so affected will use its best efforts under the circumstances to remove such causes of nonperformance. In the event of a Force Majeure claimed by either party which lasts in excess of ninety (90) days from the commencement of any such claim by either Party hereunder, the Party not so claiming Force Majeure hereunder will have the right, but not the obligation, to terminate this Agreement. The Party claiming the Force Majeure hereunder will not be liable to the other Party terminating hereunder for any damages or other amounts caused solely and directly by any such termination pursuant to this subsection 11.17.

     11.18 Change of Control of the Vendor. The Vendor will not consolidate with or merge into any other Person or convey, transfer or lease (other than in connection with sale leaseback or lease financing transactions in connection with ongoing Vendor operations) all or substantially all of its assets to any Person, nor will the Vendor permit any Person or group (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) own or acquire fifty percent (50%) of the Vendor's voting equity interests where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of such equity interests (any such Person or group will be referred to as the "Vendor's Succeeding Entity"), unless:

               (i) the Vendor's Succeeding Entity will agree to assume the obligations of the Vendor under this Agreement; and

               (ii) the Owner will have approved the transaction, based solely on (x) the creditworthiness of the Vendor's Succeeding Entity, (y) whether the Vendor's Succeeding Entity is a competitor of the Owner and (z) whether in the Owner's reasonable judgment the Vendor's Succeeding Entity will be able to fulfill the obligations of the Vendor (including, but not limited to, the Vendor's obligations as to then present or future orders) under this Agreement.

     11.19 Change of Control of the Owner. Except as otherwise permitted under subsection 11.1, the Owner will not consolidate with or merge into any other business entity or convey, transfer or lease all or substantially all of its assets to any Person, nor will the Owner permit any Person or group (as such term is defined in the Exchange Act) own or acquire fifty percent (50%) of the Owner's voting equity interests or general partnership interests where such Person or group did not own as of the Effective Date in excess of ten percent (10%) of either of such partnership interests (any such Person or group will be referred to as the "Owner's Succeeding Entity"), unless:

               (i) the Owner's Succeeding Entity will agree to assume the obligations of the Owner under this Agreement; and

               (ii) the Vendor will have approved the transaction, based solely on (x) the creditworthiness of the Owner's Succeeding Entity, (y) whether the Owner's Succeeding Entity is a direct competitor of the Vendor and (z) whether in the Vendor's reasonable judgement the Owner's Succeeding Entity will be able to fulfill the obligations of the Owner under this Agreement.

     11.20 Offset. Either Party may deduct or retain out of any moneys which may be due or become due to the other Party hereunder or otherwise any amounts such other Party owes to such first Party hereunder or otherwise.

Section 12.  Affiliates

     12.1 Agreements with Initial Affiliates. During the Initial Term of this Agreement, the Owner will have the right, but not the obligation, to require that the Vendor enter into good faith negotiations for separate agreements with any Initial Affiliate designated by the Owner (each, an "Initial Affiliate Agreement") for the supply of Products pursuant to the same prices as set forth herein and on similar warranty, Catastrophic Defect, intellectual property and indemnity terms and conditions as those set forth in this Agreement.

     12.2 Additional Affiliates. On a quarterly basis commencing on the Effective Date and during the Initial Term of this Agreement, the Owner may, upon fifteen (15) days' prior written notice to the Vendor, designate any Person which has been licensed to use PCS in the Territory but which is not an Initial Affiliate as an "Additional Affiliate"; provided that the Vendor will have a reasonable opportunity to review and approve such designation, such approval not to be unreasonably withheld, based upon (i) reasonable credit criteria, (ii) the fact that such proposed Additional Affiliate has not in the past materially breached prior material agreements with the Vendor or its affiliates, (iii) the fact that the proposed Additional Affiliate is not, at the time of such determination, a direct competitor to the Vendor or its affiliates in the wireless telecommunications business and (iv) the fact that the proposed
Additional Affiliate is not, at the time of such determination, otherwise engaged with the Vendor or its affiliates in a material agreement for the purchase and/or supply of PCS CDMA wireless technology; and provided, further, that (x) the Owner, any Partner or any Initial Affiliate has at least a ten percent (10%) equity ownership in such Person, (y) such Person is controlled by or under the common control with the Owner, any Partner or any Initial Affiliate or (z) there exists between the Owner and such Person an Additional Affiliate Arrangement.

     12.3 Agreements with Additional Affiliates. During the Initial Term of this Agreement, the Owner will have the right, but not the obligation, to require that the Vendor enter into separate agreements with any Additional Affiliate designated by the Owner (each, an "Additional Affiliate Agreement") for the supply of Products at similar price and warranty terms as are then available to the Owner pursuant to the terms of this Agreement. The Vendor must enter into good faith negotiations for the establishment of such Additional Affiliate Agreements with any such Additional Affiliate promptly upon the designation of such Additional Affiliate by the Owner and upon notice to the Vendor that such Additional Affiliate desires to enter into an Additional Affiliate Agreement. Any Additional Affiliate that enters into an Additional Affiliate Agreement with the Vendor will have the right to choose among the Products offered to the Owner under this Agreement solely for use within the Nationwide Network.

     12.4 Affiliate Rights. Notwithstanding anything herein contained to the contrary, Affiliates will not be deemed third party beneficiaries to this Agreement or otherwise have any rights hereunder. Only the Owner may designate a Person as an Affiliate in accordance with the terms of this Section 12 and only the Owner has the right and/or the ability to enforce any rights hereunder against the Vendor.

Section 13.  Representations and Warranties

     13.1 Representations and Warranties of the Vendor. The Vendor hereby represents and warrants to the Owner as follows:

     (a) Due Organization of the Vendor. The Vendor is a corporation, validly existing and in good standing under the laws of the Republic of Korea and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required. Samsung America is a corporation, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.

     (b) Due Authorization of the Vendor; Binding Obligation. The Vendor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by the Vendor has been duly authorized by all necessary corporate action on the part of the Vendor; this Agreement has been duly executed and delivered by the Vendor and is the valid and binding obligation of the Vendor enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought. Samsung America has full corporate power and authority to perform its obligations under this Agreement, and the performance of this Agreement by the Samsung America has been duly authorized by all necessary corporate action on the part of Samsung America.

     (c) Non-Contravention. The execution, delivery and performance of this Agreement by the Vendor and the consummation of the transactions contemplated hereby do not and will not contravene the corporate arrangements governing the conduct of the Vendor and do not and will not conflict with or result in (i) a breach of or default under any material indenture, mortgage, instrument, judgment, decree, order or ruling to which the Vendor is a party or by which it or any of its properties is bound or affected, or (ii) a breach of any Applicable Law. The performance of this Agreement by Samsung America and the consummation of the transactions contemplated hereby do not and will not contravene the corporate arrangements governing the conduct of Samsung America and do not and will not conflict with or result in (i) a breach of or default under any material indenture, mortgage, instrument, judgment, decree, order or ruling to which Samsung America is a party or by which it or any of its properties is bound or affected, or (ii) a breach of any Applicable Law.

     (d) Regulatory Approvals. All material authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Agreement by the Vendor have been obtained or will be obtained in due course.

     (e) Non-Infringement. Except as set forth on Schedule 3 and as of the Effective Date there are no threatened or actual claims or threatened or actual suits in connection with patents and other intellectual property matters that would or could materially adversely affect the Vendor's ability to perform its obligations under this Agreement.

     (f) Requisite Knowledge. The Vendor has or will obtain all requisite knowledge, know-how, skill, expertise and experience to perform its obligations in accordance with the terms of this Agreement. Samsung America has or will obtain all requisite knowledge, know-how, skill, expertise and experience to perform its obligations in accordance with the terms of this Agreement.

     (g) Financial Capacity. The Vendor has the financial, management and manufacturing capacity and capabilities to do the work in a timely manner in accordance with the terms of this Agreement. Samsung America has the financial, management and manufacturing capacity and capabilities to do the work in a timely manner in accordance with the terms of this Agreement.

     13.2 Representations and Warranties of the Owner. The Owner hereby represents and warrants to the Vendor and each Guarantor as follows:

     (a) Due Organization of the Owner. The Owner is a limited partnership, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in Delaware and in any other jurisdiction in which the transaction of its business makes such qualification necessary or required.

     (b) Due Authorization of the Owner; Binding Obligation. The Owner has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by each of the Owner have been duly authorized by all necessary partnership action on the part of the Owner; this Agreement has been duly executed and delivered by the Owner and is the valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) Non-Contravention. The execution, delivery and performance of this Agreement by the Owner and the consummation of the transactions contemplated hereby do not and will not contravene the partnership arrangements governing the Owner and do not and will not conflict with or result in (i) a breach of or default under any material indenture, agreement, instrument, judgment, decree, order or ruling to which the Owner is a Party or by which it or any of its properties is bound or affected, or (ii) a breach of any Applicable Law.

     (d) Regulatory Approvals. All material authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Agreement by the Owner have been obtained or will be obtained in due course.

     (e) Financial Capacity. The Owner has or will have the financial management capacity to perform its obligations under this Agreement.

Section 14.  [Intentionally Omitted]


Section 15.  Other

     15.1 Owner Liabilities. The Parties understand and agree that none of the Partners, nor any of their Affiliates, has guaranteed or otherwise is now in any way liable with respect to any obligations or liabilities of the Owner or any of its subsidiaries pursuant to or in connection with this Agreement. The Parties further understand and agree that neither the Owner nor any of its subsidiaries will guarantee or otherwise be in any way liable for any obligations or liabilities of any of the Partners or any Affiliate of the Owner pursuant to this Agreement unless, and only to the extent, the Owner expressly agrees in writing to guarantee or otherwise be liable for such liability.

     15.2 Counterparts. This Agreement may be executed by one or more of the Parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together will be deemed to constitute one and the same instrument.

     THE OWNER AND THE VENDOR HAVE READ THIS AGREEMENT INCLUDING ALL APPENDICES, EXHIBITS AND SCHEDULES HERETO AND AGREE TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF AND THEREOF.

     IN WITNESS WHEREOF, the Parties hereto have caused their authorized representatives to execute this Agreement effective as of the date first set forth above.

                                    SPRINT SPECTRUM L.P.,
                                      Owner


                                    By:  /s/ B.A. Bianchino
                                    Name:  B.A. Bianchino
                                    Title: Chief Business Development Officer



                                    SAMSUNG ELECTRONICS CO., LTD.,
                                     Vendor

                                    By:  /s/ Y.R. Song
                                    Name:  Y.R. Song
                                    Title: Vice President

                                   SCHEDULE 1


                              Independent Auditors


         o        Ernst & Young LLP
         o        Arthur Andersen LLP
         o        Price Waterhouse LLP
         o        Deloitte & Touche LLP
         o        KPMG Peat Marwick LLP

     This list will at all times throughout the Term of this Agreement specifically exclude the then current auditor of either the Vendor, Samsung America or the Owner.

                                   SCHEDULE 2


                               Initial Affiliates

(a)      Each of the Partners and their operating subsidiaries.

(b)      APC and its operating subsidiaries.

(c)      PhillieCo and its operating subsidiaries.

(d)      TCG and its operating subsidiaries.

(e)      NewTelCo. and its operating subsidiaries.

                                   SCHEDULE 3


                        Vendor Outstanding Patent Issues


                                      None.

                                   SCHEDULE 4


                            Vendor Repair Facilities


                               [To be completed]

                                   SCHEDULE 5


                             [Intentionally Omitted]

                                   SCHEDULE 6


                           Vendor's Proprietary Marks


                               [To be completed]

                                   SCHEDULE 7


                             [Intentionally Omitted]

                                   SCHEDULE 8


                                 First Forecast


[-------------------------------------------------------]

                                   APPENDIX 1


                                     Pricing

Unit Version              Quantity                  Price (in U.S. dollars)
------------------------- ------------------------- ----------------------------
SCH-1000 (Exhibit A1)     [__________] Subscriber     $[____]
Subscriber Unit and       Units and Material
Material Accessories      Accessories
                          [__________] Subscriber     $[____]
                          Units and Material
                          Accessories
                          [__________] Subscriber     $[____]
                          Units and Material
                          Accessories

SCH-1000 Subscriber The Second Generation [________________] for the Units and/or Second (Exhibit A2) quantities period up to June 30, 1998 Generation (Exhibit A2) are based on average Subscriber Units and deliveries of approximately Material Accessories [________] units At any time on or after October 1, 1997

Commencing                Based upon [________]     [__________] thereafter
July 1, 1998              unit deliveries
                          by December 31, 1998
NOTES:

1) Co-Brand ("Samsung" and "Sprint Spectrum" brands and/or "Sprint" and "Qualcomm" technology mark (only for so long as Vendor is using "Qualcomm" chip-set))

                             ADDITIONAL ACCESSORIES*

          (not included with Subscriber Units as Material Accessories)

[--------------------------------------------]

--------------------------------------------------------------------------------
                                   APPENDIX 2
--------------------------------------------------------------------------------

                            Consumer Limited Warranty

     SAMSUNG ELECTRONICS CO., LTD. (the "Company") warrants that the enclosed subscriber unit and accessories (individually, a "Product" and collectively, the "Products") will be free from defects in material and workmanship for a period that expires one year from the date of service activation following the sale of the Products to the purchaser.

     The warranty provided herein will apply only with respect to the purchaser who filed the enclosed Consumer Registration Card with the Company within one
(1) month after the purchase or the start of service activation, whichever comes later, or with respect to the purchaser whose purchase and service activation is otherwise verified.

     The Company shall, in its sole and absolute discretion, either repair or replace with a factory rebuilt unit (which unit may use refurbished parts of similar quality and functionality) any Product if found by the Company to be defective in material or workmanship, provided the Product is returned to a Company authorized repair factory within the one year warranty period with the original set of other Products, and is accompanied by a proof of purchase. In the event a subscriber unit suffers from such a defect within ten days after the purchase of the subscriber unit, the Company shall replace such defective subscriber unit with a new subscriber unit, provided the defective subscriber unit is returned to a Company authorized repair factory within the one year warranty period with the original set of other Products, and is accompanied by a proof of purchase.

     This warranty does not cover (i) cost of removal or reinstallation, (ii) cosmetic damage, (iii) signal reception problems (unless caused by defects in material and workmanship), or (iv) damage the result of fire, flood, acts of God or other acts which are not the fault of the Company and which the Product is not specified to tolerate, including damage caused by mishandling, shipping and blown fuses.

     The warranty does not extend to and is void with respect to any Product (i) which has been subjected to misuse, neglect, accident, or improper maintenance, improper storage, improper installation or improper operation (including use in conjunction with hardware electrically or mechanically incompatible), (ii) which has been exposed to excessive moisture or dampness, (iii) which has been used with accessories other than accessories either provided by the Company or expressly authorized by the Company for such use, (iv) which has had its original Product specific identification marks or serial numbers intentionally removed or altered or (v) which has been opened, repaired, modified or altered by anyone other than the Company or a Company authorized repair facility.

     USE WITH ACCESSORIES NOT SUPPLIED BY THE COMPANY OR OTHERWISE NOT EXPRESSLY AUTHORIZED BY THE COMPANY MAY BE DANGEROUS.

     Repair or replacement, as provided under the warranty, is the sole and exclusive remedy of the purchaser of the Products for breach of the warranty. THE COMPANY MAKES NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH
RESPECT TO THE PRODUCTS, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE.

     This warranty is not transferable to any third party, including but not limited to, any subsequent purchaser or owner of the Products.

--------------------------------------------------------------------------------
                                   APPENDIX 3
--------------------------------------------------------------------------------

                         Vendor Non-Warranty Repair Fees


                                      None.

--------------------------------------------------------------------------------
                                   APPENDIX 4
--------------------------------------------------------------------------------

                                Technology Marks


                                      None.

--------------------------------------------------------------------------------
                                   APPENDIX A1
--------------------------------------------------------------------------------

                           SCH-1000 Products/Features

--------------------------------------------------------------------------------
                                   APPENDIX A2
--------------------------------------------------------------------------------

                   Vendor Second Generation Products/Features

--------------------------------------------------------------------------------
                                   APPENDIX B1
--------------------------------------------------------------------------------

                     Design Verification (Hardware/Software)

                                Received by Owner

o Vendor shall provide Owner a Draft Test Plan for Prototype, DVT, and MVT no later than November 1, 1996.

o Vendor shall provide Owner a Final Test Plan for Prototype, DVT, and MVT no later than December 31, 1996.

--------------------------------------------------------------------------------
                                   APPENDIX B2
--------------------------------------------------------------------------------

                            Interoperability Testing

                                Received by Owner

o Vendor shall review and provide comments to Owner regarding the Nortel Interoperability Test Plan, Stage 2 and Stage 3, no later than October 15, 1996.

o Vendor shall comply with the testing requirements for the Message Waiting Indicator feature.

o Vendor shall provide Owner with the test results of the Stage 2 Inter-operability testing within one week from test completion.

o Stage 3 Interoperability testing shall take place at an Owner specified location on mutually agreeable dates.

--------------------------------------------------------------------------------
                                   APPENDIX B3
--------------------------------------------------------------------------------

                     Vendor Factory Testing on Every Product

                                Received by Owner

o Vendor shall provide Owner a list of the "Top 10" manufacturing problems. This information shall be provided on a monthly basis for the duration of the Agreement.

                            SUBSCRIBER UNIT EQUIPMENT

                          PURCHASE AND SUPPLY AGREEMENT

                                     Between

                              SPRINT SPECTRUM L.P.,
                                      Owner

                                       and

                         SAMSUNG ELECTRONICS CO., LTD.,
                                     Vendor







                         Dated as of September 17, 1996

                                TABLE OF CONTENTS


                                                                            Page

Section 1.            Headings and Definitions................................ 1

Section 2.            Term  9

Section 3.            Product Purchases...................................... 10
         3.1          Right to Purchase, Resell and Use...................... 10
         3.2          Availability of Subscriber Units and Accessories; Minimum
                         Commitment.......................................... 10
         3.3          Most Favored Customer Status; Exclusivity.............. 12
         3.4          Payment Terms and Taxes................................ 14
         3.5          Delivery............................................... 15
         3.6          Pricing................................................ 16
         3.7          Warranty to the Owner.................................. 17
         3.8          Consumer Warranty...................................... 17
         3.9          Repair and Replacement Services........................ 18
         3.10         Catastrophic Defects................................... 19
         3.11         New Generation of Products............................. 21
         3.12         Right to Cease Supply of Obsolete Products............. 21
         3.13         [Intentionally Omitted]................................ 21
         3.14         Excess Inventory....................................... 21
         3.15         Technology Mark........................................ 22
         3.16         Materials and Equipment................................ 22
         3.17         Logos.................................................. 23
         3.18         Task Force Team; Notice of New Developments............ 24
         3.19         Market Development Manager............................. 24
         3.20         Applicable Law and Radio Frequency Energy Standards.... 25
         3.21         [Intentionally Omitted]................................ 25
         3.22         Test Products; Product Verification and Testing........ 25
         3.23         Change Orders.......................................... 27

Section 4.            Lead Times and Delay................................... 27
         4.1          Lead Times............................................. 27
         4.2          Delivery Delay......................................... 27

Section 5.            Forecasts and Ordering................................. 29
         5.1          Forecasts.............................................. 29
         5.2          Ordering............................................... 30

Section 6.            Sales and Technical Support............................ 32
         6.1          Sales Training......................................... 32
         6.2          Sales and Promotional Efforts.......................... 32

Section 7.            Intellectual Property.................................. 33
         7.1          Intellectual Property Rights Infringement.............. 33
         7.2          The Vendor's Obligation to Cure........................ 34
         7.3          The Vendor's Obligations............................... 34
         7.4          The Owner's Obligations................................ 35
         7.5          Software License....................................... 35
         7.6          [Intentionally Omitted]................................ 36
         7.7          Ownership of Intellectual Property Rights.............. 36
         7.8          Intellectual Property.................................. 37
         7.9          Request for Custom Development......................... 37
         7.10         Vendor Response........................................ 38
         7.11         License to Use Vendor Patents.......................... 38

Section 8.            Proprietary Information................................ 39
         8.1          Public Statements and Advertising...................... 39
         8.2          Confidentiality........................................ 40

Section 9.            Indemnification/Limitation of Liability................ 41
         9.1          Vendor Indemnity....................................... 41
         9.2          Vendor Damages for Fraud............................... 43
         9.3          Owner Indemnity........................................ 43

Section 10.           Termination............................................ 44
         10.1         Termination............................................ 44
         10.2         Termination For Cause.................................. 44
         10.3         Remedies............................................... 45
         10.4         Discontinuance of Supply............................... 45
         10.5         Payments............................................... 45
         10.6         Costs.................................................. 46
         10.7         Continuing Obligations................................. 46
         10.8         The Vendor's Right to Terminate........................ 46
         10.9         Vendor Remedies........................................ 47
                                       -i-

                                                                            Page

Section 11.           General Provisions..................................... 47
         11.1         Assignment............................................. 47
         11.2         Successors and Assigns................................. 48
         11.3         Survival of Obligations................................ 49
         11.4         Severability........................................... 49
         11.5         Non-waiver............................................. 49
         11.6         Compliance with United States Regulations.............. 49
         11.7         Notices................................................ 49
         11.8         Dispute Resolution..................................... 50
         11.9         Arbitration............................................ 51
         11.10        Other Remedies......................................... 52
         11.11        Tolling................................................ 52
         11.12        GOVERNING LAW AND FORUMS............................... 52
         11.13        Entire Agreement....................................... 52
         11.14        Improvements, Inventions and Innovations............... 53
         11.15        Conflicts.............................................. 53
         11.16        Independent Contractors................................ 53
         11.17        Force Majeure.......................................... 53
         11.18        Change of Control of the Vendor........................ 54
         11.19        Change of Control of the Owner......................... 54
         11.20        Offset................................................. 54

Section 12.           Affiliates............................................. 55
         12.1         Agreements with Initial Affiliates..................... 55
         12.2         Additional Affiliates.................................. 55
         12.3         Agreements with Additional Affiliates.................. 55
         12.4         Affiliate Rights....................................... 56

Section 13.           Representations and Warranties......................... 56
         13.1         Representations and Warranties of the Vendor........... 56
         13.2         Representations and Warranties of the Owner............ 57

Section 14.           [Intentionally Omitted]................................ 58

Section 15.           Other.................................................. 59
         15.1         Owner Liabilities...................................... 59
         15.2         Counterparts........................................... 59

Schedules

Schedule 1 - Independent Auditors
Schedule 2 - Initial Affiliates
Schedule 3 - Vendor  Outstanding  Patent  Issues
Schedule 4 - Vendor  Repair Facilities
Schedule 5 - [Intentionally   Omitted]
Schedule 6 - Vendor's Proprietary  Marks
Schedule 7 - [Intentionally  Omitted]
Schedule 8 - First Forecast


Appendices

Appendix 1 - Pricing
Appendix 2 - Consumer Warranty
Appendix 3 - Vendor Non-warranty Repair Fees
Appendix 4 - Technology Marks


Exhibits

Exhibit A1 - SCH-1000 Products/Features Exhibit A2 - Second Generation Vendor Products/Features Exhibit B1 - Design Verifications (Hardware/Software) Exhibit B2 - Interoperability Testing Exhibit B3 - Vendor Factory Testing on Every Subscriber Unit



* Subject to further discussion and agreement between the Owner and the Vendor, but in no event will prices for additional accessories be in excess of the amounts set forth in this table.